                                                                   Exhibit 10.26

                  ASSIGNMENT, ASSUMPTION AND NOVATION AGREEMENT


                  This Assignment, Assumption and Novation Agreement ("Agreement") is entered into on September 12, 1997, but shall be deemed effective as of the 1st day of August, 1997 ("Effective Date"), by and between USA GROUP INFORMATION SOLUTION, INC., an Indiana corporation, formerly known as TRG, Inc. ("USAGIS"), VIASOFT, INC., a Delaware corporation ("Viasoft"), and LONDEN CENTER L.L.C., an Arizona limited liability company ("Londen").

RECITALS:

                  Londen, as Landlord, and USAGIS, as Tenant, have entered into that certain Office Lease with Addendum and exhibits, each dated as of December 19, 1994 (the "Original Lease"). The Original Lease was amended by that certain First Amendment to Lease with exhibits, dated as of December 20, 1995 (the "First Amendment"). Pursuant to an Assignment, Assumption and Novation Agreement dated December 19, 1996, by and between the parties hereto, the Original Lease was split into a direct lease between USAGIS and Londen, as to approximately 14,465 rentable square feet of the Premises and a direct lease between Viasoft and Londen, as to approximately 24,007 rentable square feet of the Premises (the "First Assignment"). The Original Lease, the First Amendment and the First Assignment (as to the "Assigned Premises" referenced below) are collectively referred to as the "Lease".

                  USAGIS wishes to assign to Viasoft all of its remaining right, title and interest in and to the Premises demised by the Original Lease, which the parties agree is the approximately 14,465 remaining rentable square feet (the "Assigned Premises") granted to USAGIS pursuant to the First Assignment.

                  Viasoft wishes to (i) accept the assignment to Viasoft of all of USAGIS's right, title and interest, as Tenant under the Lease, in and to the Assigned Premises, and (ii) assume the performance of USAGIS's obligations applicable to the Assigned Premises as Tenant under the Lease.

                  Londen wishes to (i) consent to USAGIS's assignment to Viasoft of all of USAGIS's remaining right, title and interest, as Tenant under the Lease, and (ii) release USAGIS's from the performance of USAGIS's remaining obligations as Tenant under the Lease.

                  NOW, THEREFORE, in consideration of the premises and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follow:

AGREEMENTS:

                  1. Accuracy of the Recitals: The parties hereby acknowledge the accuracy of the Recitals which are incorporated herein by this reference.

                  2. Defined Terms. Except for those terms expressly defined in this Agreement, all initially capitalized terms used herein shall have the meanings set forth for such terms in the Lease.

                  3. No Default. The parties acknowledge and agree that the Lease is in full force and effect. The parties acknowledge that no party is in default under any of the provisions of the Lease.

                  4. Assignment. As of the Effective Date, USAGIS hereby assigns all of its right, title and interest, as Tenant under the Lease, in and to the Assigned Premises to Viasoft, so that USAGIS shall have no remaining right, title or interest in any portion of the Premises, the Building or the Project. Without limiting the foregoing assignment, such assignment includes all signage rights, parking and storage space held by USAGIS.

                  5. Assumption. As of the Effective Date, Viasoft hereby accepts the above assignment and assumes and agrees to perform all of the terms, conditions, covenants and agreements of USAGIS, applicable to the Assigned Premises, as Tenant under the Lease, except as provided in Section 8 below.

                  6. Consent. As of the Effective Date, Londen, in accordance with Section 8.1 of the Lease, hereby consents to the above assignment.

                  7. Novation.

                           (a) From and after the Effective Date, except as
provided in Section 8 below, Viasoft shall perform each and every term, condition, covenant and agreement of USAGIS, applicable to the Assigned Premises, as Tenant under the Lease, and agrees to be bound by each and every term, condition, covenant and agreement of the Tenant applicable to the Assigned Premises (and all other portions of the Premises) contained in the Lease as if Viasoft were an original party to the Lease.

                           (b) As of the Effective Date, except as provided in
Section 8 below, Londen unconditionally releases USAGIS from all claims for any obligation or liability as Tenant applicable to the Assigned Premises (and all other portions of the Premises) contained in or arising out of the Lease. Londen accepts the liability of Viasoft only to perform each and every term, condition, covenant and agreement of the "Tenant" applicable to the Assigned Premises under the Lease in lieu of the liability of USAGIS. Londen shall be bound by the terms of the Lease in every way as if Viasoft was named as the Tenant of the Assigned Premises in the Lease.

                  8. Annual Rent. Notwithstanding anything in this Agreement or the Lease to the contrary, USAGIS shall remain solely responsible to pay the Monthly Installment of Rent for Annual Rent reserved under Section 3 of the Lease with respect to the Assigned Premises through and including September 30, 1997. Commencing on October 1, 1997, Viasoft shall be solely responsible to pay the Monthly Installment of Rent for Annual Rent. In addition, USAGIS shall remain responsible for all Tenant expense reimbursement (e.g., taxes) contained in the Lease with respect to the Assigned Premises through the Effective Date, regardless of when such items are billed by Londen.

                  9. Condition and Delivery of the Premises. USAGIS hereby represents and warrants to Viasoft that its interest in the Assigned Premises leasehold and in the furniture referenced in Section 11 below is free and clear of all liens and encumbrances, except for the Landlord's lien for rent. The Assigned Premises is otherwise delivered to Viasoft by USAGIS "AS-IS" and "WITH ALL FAULTS" on the Effective Date.

                  10. Access Cards. USAGIS shall deliver all remaining access cards in its possession for the parking garage serving the Project.

                  11. Cubular Furniture. USAGIS agrees to sell, and Viasoft agrees to purchase some or all of the existing cubular furniture located in the Assigned Premises in accordance with a bill of sale of even date with the execution date of this Agreement. Payment shall be made immediately upon the delivery of this Agreement. USAGIS shall have seven business days to remove any unpurchased furniture, which time period shall commence on the day the bill of sale is executed.

                  12. Brokerage. Each party represents that no fee or commission is owed or shall be paid to any broker, finder or agent with respect to this transaction. Each party indemnifies the others with respect to any claim for a commission by any person claiming through the indemnitor.

                  13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.


                        [SIGNATURES APPEAR ON NEXT PAGE]

                                     USA GROUP INFORMATION SOLUTION,
                                     INC., an Indiana corporation



                                     By /s/ Jeffrey E. Good
                                        ----------------------
                                        Jeffrey E. Good

                                        Its Vice President and Treasurer

                                                                      ["USAGIS"]

                                     VIASOFT, INC., a Delaware corporation



                                     By           /s/ Mark R. Schonau
_____________________________          ________________________________________


                                         Its      CFO
                                            ___________________________________

                                                                     ["Viasoft"]

                                         LONDEN CENTER L.L.C., an Arizona
                                            limited liability company



                                     By _______________________________________

                                         Its __________________________________

                                                                      ["Londen"]

State of ____________

County of __________

                  The foregoing instrument was acknowledged before me this _____ day of ________________, 1997, by __________________, the ___________________ of
USA Group Information Solution, Inc., an Indiana corporation, on behalf of the corporation.

(Seal and Expiration Date)

                                      _______________________________
                                                      Notary Public


State of Arizona

County of Maricopa

                  The foregoing instrument was acknowledged before me this 19th day of September, 1997, by Mark Schonau, the CFO of Viasoft, Inc., a Delaware corporation, on behalf of the corporation.

(Seal and Expiration Date)


                                                       Denene A. Till
                                                _______________________________
                                                          Notary Public


State of Arizona

County of Maricopa

                  The foregoing instrument was acknowledged before me this _____ day of ________________, 1997, by __________________, the ___________________ of
Londen Center L.L.C., an Arizona limited liability company, on behalf of the company.

 (Seal and Expiration Date)


                                            ______________________________
                                                   Notary Public

                  ASSIGNMENT, ASSUMPTION AND NOVATION AGREEMENT


                  This Assignment, Assumption and Novation Agreement ("Agreement") is entered into as of the 19th day of December, 1996 ("Execution Date"), by and between TRG, INC., an Indiana corporation ("TRG"), VIASOFT, INC., a Delaware corporation ("Viasoft"), and LONDEN CENTER L.L.C., an Arizona limited liability company ("Londen").

RECITALS:

                  Londen, as Landlord, and TRG, as Tenant, have entered into that certain Office Lease with Addendum and exhibits, each dated as of December 19, 1994, attached hereto as Exhibit A and incorporated herein by this reference (the "Original Lease").

                  The Original Lease was amended by that certain First Amendment to Lease with exhibits, dated as of December 20, 1995, attached hereto as Exhibit B and incorporated herein by this reference (the "First Amendment"). The Original Lease and the First Amendment are collectively referred to as the "Lease".

                  TRG wishes to (i) assign to Viasoft all of its right, title and interest, as Tenant under the Lease, in and to approximately 24,007 rentable square feet (the "Assigned Premises") of the Premises, as defined in the Lease, as shown on Exhibit C attached hereto and incorporated herein by this reference,
(ii) be discharged from the performance of its obligations applicable to the Assigned Premises as Tenant under the Lease, and (iii) confirm its obligations as Tenant under the Lease applicable to approximately 14,465 rentable square feet (the "Retained Premises") of the Premises, as shown on Exhibit D attached hereto and incorporated herein by this reference, effective as of March 1, 1997 (the "Effective Date").

                  Viasoft wishes to (i) accept the assignment to Viasoft of all of TRG's right, title and interest, as Tenant under the Lease, in and to the Assigned Premises, and (ii) assume the performance of TRG's obligations applicable to the Assigned Premises as Tenant under the Lease, effective as of the Effective Date.

                  Londen wishes to (i) consent to TRG's assignment to Viasoft of all of TRG's right, title and interest, as Tenant under the Lease, in and to the Assigned Premises, (ii) release TRG's from the performance of TRG's obligations applicable to the Assigned Premises as Tenant under the Lease, effective as of the Effective Date.

                  NOW, THEREFORE, in consideration of the premises and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follow:

AGREEMENTS:

                  1. Accuracy of the Recitals: The parties hereby acknowledge the accuracy of the Recitals which are incorporated herein by this reference. The actual square footage of the Assigned Premises and the Retained Premises may be confirmed by either party within 30 days from the date hereof using BOMA standards, with adjustments being made as appropriate if required.

                  2. Defined Terms. Except for those terms expressly defined in this Agreement, all initially capitalized terms used herein shall have the meanings set forth for such terms in the Lease.

                  3. No Default. As of the Execution Date: Londen and TRG acknowledge and agree that the Lease remains in full force and effect. TRG acknowledges that Londen is not in default of any provision of the Lease. Londen acknowledges that TRG is not in default of any provision of the Lease.

                  4. Assignment. As of the Effective Date, TRG hereby assigns all of its right, title and interest, as Tenant under the Lease, in and to the Assigned Premises to Viasoft, reserving to TRG all right, title and interest, as Tenant under the Lease, in and to the Retained Premises.

                  5. Assumption. As of the Effective Date, Viasoft hereby accepts the above assignment and assumes and agrees to perform all of the terms, conditions, covenants and agreements of TRG, applicable to the Assigned Premises, as Tenant under the Lease.

                  6. Consent. As of the Effective Date, Londen, in accordance with Section 8.1 of the Lease, hereby consents to the above assignment.

                  7. Novation.

                           (a) From and after the Effective Date, Viasoft shall
perform each and every term, condition, covenant and agreement of TRG, applicable to the Assigned Premises, as Tenant under the Lease, and agrees to be bound by each and every term, condition, covenant and agreement of the Tenant applicable to the Assigned Premises, contained in the Lease as if Viasoft were an original party to the Lease.

                           (b) As of the Effective Date, Londen unconditionally
releases TRG from all claims for any obligation or liability as Tenant applicable to the Assigned Premises contained in or arising out of the Lease. Londen accepts the liability of Viasoft only to perform each and every term, condition, covenant and agreement of the "Tenant" applicable to the Assigned Premises under the Lease in lieu of the liability of TRG. Londen shall be bound by the terms of the Lease in every way as if Viasoft was named as the Tenant of the Assigned Premises in the Lease.

                  8. Confirmation. TRG hereby confirms to Londen that it shall perform each and every term, condition, covenant and agreement as Tenant applicable to the Retained Premises under the Lease.

                  9. Condition and Delivery of the Premises. The Assigned Premises shall be delivered to Viasoft by TRG "AS-IS" and "WITH ALL FAULTS" on the Effective Date. Notwithstanding the foregoing, Viasoft may enter the Premises after the Execution Date for the sole purpose of constructing its tenant improvements. Such tenant improvements shall include a demising wall between the Assigned Premises and the Retained Premises and a common area corridor. Said right of entry shall not create a lease estate or any other right in favor of Viasoft. Viasoft hereby indemnifies and holds harmless TRG and Londen from all claims, damages, mechanics' liens, fees and costs (including attorneys' fees) respecting or arising out of the right granted in this Section 9. The tenant improvements shall be made in accordance with the terms, conditions and limitations contained in a Lease (including obtaining any required approvals of Londen); provided Londen hereby agrees to approve a demising wall and a common area corridor that comply with governmental requirements. Prior to any entry Viasoft shall deliver to TRG and Londen certificates of insurance having such parties as named additional insureds under a liability policy of not less than $1,000,000.

                  10. Governing Document. The Lease shall in all respects govern Viasoft's occupancy of the Assigned Premises and TRG's occupancy of the Retained Premises, except that, notwithstanding anything in the Lease to the contrary, the parties agree as follows as of the Effective Date the Lease shall be deemed two separate leases, one governing strictly the Assigned Premises and one governing strictly the Retained Premises, and further:

                           (a) The "Tenant's Proportionate Share of Building"
applicable to TRG shall mean 13.35%, subject to confirmation pursuant to BOMA standards in accordance with Section 1 hereof.

                           (b) The "Tenant's Proportionate Share of Building"
applicable to Viasoft shall mean 22.15%, subject to confirmation pursuant to BOMA standards in accordance with Section 1 hereof.

                           (c) All other ratios and percentages in the
respective Lease shall be amended to conform with the percentages set forth in Sections 10(a) and (b) above except for the stipulated prorations set forth in
(d) through (g) and Sections 11 and 12 below.

                           (d) The tenant under the Lease has certain
cancellation rights with respect to the Original Premises (as defined in the Lease) pursuant to the Addendum to the Lease entitled Cancellation Option and for the Additional Space (as defined in the First Amendment to Lease), pursuant to Paragraph 9 of the First Amendment to Lease. The cancellation rights required a cancellation fee with respect to the Original Premises, which fee as of the first day of the lease term was $550,895 to be amortized over 72 months, at the rate of $7,651 per month for the Original Premises. The cancellation fee with respect to the Cancellation Option for all of the Additional Space in accordance with Section 9(i) of the First Amendment to Lease was $164,026 as of December 20, 1995, to be amortized over 62 months, at the rate of $2,646 for all of the Additional Space. Accordingly, the cancellation fee for the Cancellation Option for the Retained Premises shall be $119,248 as of May 31, 1998 (which is the earliest date said Cancellation Option may be exercised), amortizing thereafter at $3,312 per month, which if owed shall be paid by TRG. The cancellation fee for the Cancellation Option for the Assigned Premises shall be $251,429 as of May 31, 1998 (which is the earliest date said Cancellation Option may be exercised), amortizing thereafter at $6,984 per month, which if owed shall be paid by Viasoft.

                           (e) TRG shall have 55 access cards providing access
to the parking garage of the Building, the other public areas of the Building and its elevator system and the Retained Premises. TRG shall have at least 50 unreserved employee parking spaces in the parking garage.

                           (f) Viasoft shall have 145 access cards providing
access to the parking garage of the Building, the other public areas of the Building and its elevator system and the Retained Premises. Viasoft shall have at least 107 unreserved employee parking spaces in the parking garage.

                           (g) Viasoft shall have the sole right to exercise the
"First Right" as set forth in the Addendum to the Original Lease. TRG shall have no right, title or interest in or to said "First Right".

                           (h) TRG and Londen acknowledge and agree that
Viasoft's use of the Assigned Premises, and any additional space in the Building Viasoft may lease in the future, shall not be deemed to be a violation of
Section 1.5 of the Lease applicable to the Retained Premises. Viasoft and Londen acknowledge and agree that TRG's use of the Retained Premises, and any additional space in the Building TRG may lease in the future, shall not be deemed to be a violation of Section 1.5 of the Lease applicable to the Assigned Premises.

                           (i) Each and every reference contained in the Lease
to the "Premises" shall be deemed to refer to the Retained Premises as the Lease applies to TRG. Each and every reference contained in the Lease to the "Premises" shall be deemed to refer to the Assigned Premises as the Lease applies to Viasoft.

                  11. Signage. As of the Effective Date, TRG hereby conditionally assigns to Viasoft its right to place signage on the Building monument granted to TRG pursuant to the Addendum to the Original Lease; provided, however, if Londen remains unable to provide TRG alternative signage on the Building monument reasonably satisfactory to TRG at the time TRG desires such monument signage, TRG hereby reserves the right to make use of the lower 50% of the signage assigned to Viasoft pursuant to this Section 11 upon 10 days' notice to Viasoft, with Viasoft entitled to use the upper 50% of such signage.

                  12. Storage Space. Pursuant to the First Amendment, Londen is obligated to provide TRG with 250 square feet of secured storage space within the Building's G-2 parking garage level at no charge to TRG. As of the Effective Date, TRG hereby assigns all of its right, title and interest in and to 125 square feet of said storage space to Viasoft, reserving to TRG 125 square feet. Viasoft shall install a demising wall with the cost thereof prorated between the parties in accordance with Section 13(a) below.

                  13. Tenant Improvements.

                           (a) Viasoft shall construct demising walls between
the common boundaries of the Assigned Premises and the Retained Premises and between the storage space assigned to Viasoft pursuant to Section 12 above and the storage space retained by TRG prior to the Effective Date. All costs and expenses relating to the required demising walls and common area corridor, including architect, engineering and permit fees shall be shared equally between TRG and Viasoft, as incurred.

                           (b) The parties intend that the Assigned Premises and
the Retained Premises shall be treated as completely separate facilities, with equal rights to all common areas and the common area corridor. However, the parties acknowledge that systems existing as of the Execution Date of this Agreement (e.g., cabling) may be partially located in other portions of the Building, and the parties accordingly grant each other reasonable rights of entry to maintain and replace such existing systems improvements. Each party shall give the other party at least 10 days' written notice of any exercise of such right of entry absent an emergency.

                  14. Cubular Furniture. TRG agrees to sell, and Viasoft agrees to purchase the existing cubular furniture located in the Assigned Premises for a purchase price to be agreed upon by the parties on or before December 27, 1996. The sale shall be completed as soon as possible but TRG shall have the option to repurchase the property sold if for any reason the assignment herein is not effective on the Effective Date.

                  15. No Cross-Default. No default by TRG under the terms of the Lease applicable to the Retained Premises shall be deemed to constitute a default by Viasoft under the terms of the Lease applicable to the Assigned Premises. No default by Viasoft under the terms of the Lease applicable to the Assigned Premises shall be deemed to constitute a default by TRG under the terms of the Lease applicable to the Retained Premises. No default by Londen under the terms of the Lease applicable to the Retained Premises shall be deemed to constitute a default by Londen under the terms of the Lease applicable to the Assigned Premises. No default by Londen under the terms of the Lease applicable to the Assigned Premises shall be deemed to constitute a default by Londen under the terms of the Lease applicable to the Retained Premises.

                  16. Brokerage. Except for the fees of Lee & Associates and CB Commercial/Tom Adelson, which shall by paid by Viasoft when due, TRG and Londen have no agreement or obligation, contingent or otherwise, to pay any fees or commissions to any broker, finder or agent with respect to the transaction contemplated by this Agreement.

                  17. Effective Date. This Agreement is immediately of full force and effect. There are no conditions, express or implied, with respect to the Effective Date except the passage of time. The purpose of the Effective Date is to permit Viasoft to enter portions of the Premises prior to March 1, 1997 without incurring a base rent obligation, but subject always to the Lease and this Agreement.

                  18. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  19. Counterparts. This Agreement may be executed counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  20. Assignment at the Direction of Londen.

                           (a) Should any set of circumstances arise in which
TRG is permitted to surrender possession of all or a portion of the Retained Premises on a certain date ("Surrender Date"), TRG shall, at the written direction of Londen (the "TRG Direction"), assign all of its right, title and interest in and to the applicable portion of the Retained Premises as of the Surrender Date to an assignee of Londen's choice, AS IS, WHERE IS, provided:

                                    (i) That Londen and said assignee execute
and deliver to TRG an Assignment, Assumption and Novation Agreement, in form satisfactory to TRG, which among other things, provides that TRG is unconditionally released from any and all obligations and liabilities arising out of the Lease as it applies to such surrendered portion of the Retained Premises;

                                    (ii) That notwithstanding any delay in the
execution and delivery of the Assignment, Assumption and Novation Agreement required by Section 20(a)(i) above, TRG shall have no liability for rent or other amounts coming due under the Lease for the applicable surrendered portion of the Retained Premises from and after the Surrender Date.

                  Londen hereby indemnifies TRG for any claim by a third party relating to such surrender and the performance of the Assignment, Assumption and Novation Agreement.

                           (b) Should any set of circumstances arise in which
Viasoft is permitted to surrender possession of all or a portion of the Assigned Premises on a certain date ("Surrender Date"), Viasoft shall, at the written direction of Londen (the "Viasoft Direction"), assign all of its right, title and interest in and to the applicable portion of the Assigned Premises as of the Surrender Date to an assignee of Londen's choice, AS IS, WHERE IS, provided:

                                    (i) That Londen and said assignee execute
and deliver to Viasoft an Assignment, Assumption and Novation Agreement, in form satisfactory to Viasoft, which among other things, provides that Viasoft is unconditionally released from any and all obligations and liabilities arising out of the Lease as it applies to such surrendered portion of the Assigned Premises;

                                    (ii) That notwithstanding any delay in the
execution and delivery of the Assignment, Assumption and Novation Agreement required by Section 20(b)(i) above, Viasoft shall have no liability for rent or other amounts coming due under the Lease for the applicable surrendered portion of the Assigned Premises from and after the Surrender Date.

                  Londen hereby indemnifies Viasoft for any claim by a third party relating to such surrender and the performance of the Assignment, Assumption and Novation Agreement.




                        [SIGNATURES APPEAR ON NEXT PAGE]

                                         TRG, INC., an Indiana corporation



                                         By         /s/ James Lyon
                                           ____________________________________

                                             Its         COO
                                                 ______________________________

                                                                         ["TRG"]

                                         VIASOFT, INC., a Delaware corporation



                                         By         /s/ Mark Schonau
                                            ___________________________________

                                             Its         CFO
                                                _______________________________

                                                                     ["Viasoft"]

                                         LONDEN CENTER L.L.C., an Arizona
                                             limited liability company



                                         By         /s/ Jack Londen
                                            ___________________________________
                                             Its         Manager
                                                 ______________________________

                                                                      ["Londen"]

State of Arizona

County of Maricopa

                  The foregoing instrument was acknowledged before me this 31st day of December, 1996, by James Lyon, the COO of TRG, Inc., an Indiana corporation, on behalf of the corporation.

(Seal and Expiration Date)

                                                    /s/ Patty Bigley
                                            _________________________________
                                                        Notary Public

State of Arizona

County of Maricopa

                  The foregoing instrument was acknowledged before me this 23rd day of December, 1996, by Mark Schonau, the CFO of Viasoft, Inc., a Delaware corporation, on behalf of the corporation.

(Seal and Expiration Date)

                                                 Denene A. Till
                                      _______________________________________
                                                       Notary Public


State of Arizona

County of Maricopa

                  The foregoing instrument was acknowledged before me this 31st day of December, 1996, by Jack Londen, the Manager of Londen Center L.L.C., an Arizona limited liability company, on behalf of the company.

(Seal and Expiration Date)

                                                 Marce L. Boersma
                                      _______________________________________
                                                             Notary Public

                                    EXHIBIT A
                                  OFFICE LEASE
                                 REFERENCE PAGE


LEASE REFERENCE DATE:                                         December 19, 1994

BUILDING:                                                     The Londen Center
                                                              4343 East Camelback Road
                                                              Phoenix, Arizona  85018

PROJECT:                                                      For legal description of Project see Exhibit A
                                                              attached to this Lease and made a part of this
                                                              Lease by this reference

LANDLORD:                                                     Londen Center L.L.C., an Arizona limited
                                                              liability company

MANAGER:                                                      Londen Center L.L.C., an Arizona limited
                                                              liability company

LANDLORD'S AND                                                4343 East Camelback Road, Suite 400
MANAGER'S ADDRESS:                                            Phoenix, Arizona  85018

(For Notices Only)

TENANT:                                                       TRG, Inc., an Indiana corporation

TENANT'S ADDRESS:                                             4343 East Camelback Road, Suite 300
(As of beginning of Term)                                     Phoenix, Arizona  85018

PREMISES IDENTIFICATION:                                      The 3rd floor of the Building as approxi
                                                              mately crossed hatched on Exhibit B attached
                                                              to and made a part of this Lease by this
                                                              reference.  The Premises shall not include
                                                              any portion of the atrium (whether airspace
                                                              or structural components thereof), any public
                                                              walkways and corridors located within the
                                                              atrium, the public bathrooms and related
                                                              hallways, the elevator lobbies and areas and
                                                              any other area of the 3rd floor located outside
                                                              of the interior surface of the walls and doors
                                                              comprising the Premises which delineate the
                                                              boundary between the Premises and the
                                                              adjacent atrium and related common areas
                                                              located outside of such interior surface of
                                                              such walls and doors

PREMISES RENTABLE AREA:                                       33,407 rentable square feet based on 29,695
                                                              usable square feet measured by BOMA
                                                              standards and a 12.50% "load" factor

USE:                                                          General office use; engineering and product
                                                              development; sale, display and customer
                                                              service; service and repair; education and
                                                              training, together with all uses incidental or
                                                              related thereto

SCHEDULED COMMENCEMENT DATE:                                  May 1, 1995

SCHEDULED TERMINATION DATE:                                   April 30, 2001

TERM OF LEASE:                                                6 years beginning on the Commencement
                                                              Date (as hereinafter defined in Section 2.1)
                                                              and ending on the Termination Date (as
                                                              hereinafter defined in Section 2.1), which
                                                              Termination Date shall be the last day of a
                                                              calendar month

ANNUAL RENT (Article 3):                                      $504,445.70 (which is equal to $15.10 per
                                                              rentable square foot in the Premises x 33,407
                                                              rentable square feet in the Premises), plus
                                                              applicable rental taxes per Article 26 of the
                                                              Lease, except the first year's rent shall be
                                                              $493,936.43

MONTHLY INSTALLMENT OF

ANNUAL RENT (Article 3):                                      $42,037.14 (which
                                                              is equal to Annual
                                                              Rent (divided by) 12),
                                                              plus applicable rental
                                                              taxes per Article
                                                              26 of the Lease,
                                                              except the first
                                                              month's rent shall
                                                              be $31,527.85

BASE YEAR (DIRECT EXPENSES):                                  Calendar year 1995
     OR
EXPENSE STOP                                                  $ N/A per square foot

BASE YEAR (TAXES):                                            Taxes levied or imposed for calendar year
                                                              1995 whether payable by Landlord in 1995 or
                                                              1996
     OR
TAX STOP                                                      $ N/A per square foot

TENANT'S PROPORTIONATE
SHARE OF BUILDING:                                            30.82% (based on 108,380 rentable square
                                                              feet in the Building)

REAL ESTATE BROKER DUE
COMMISSION:                                                   CB Commercial by separate agreement
                                                              between Landlord and its broker

The Reference Page information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Page information and the Lease, the Lease shall control. This Lease includes Exhibits A through D, and Schedules 1 through 3, all of which are made a part of this Lease.

LANDLORD:                            TENANT:

LONDEN CENTER L.L.C.,                TRG, INC.,
  an Arizona limited                   an Indiana corporation
  liability company



By______________________________             By________________________________

  Its___________________________              Its_______________________________

                                      LEASE


             By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building located on the Project as set forth and described on the Reference Page. The Reference Page, including all terms defined thereon, is incorporated as part of this Lease.

             The Building and Land are part of a project legally described on Exhibit A (the "Project"), which includes the Building, a parking garage comprising a portion of the Building and exterior parking and common areas. As used in this Lease, the "Project's common areas" and terms of similar meaning shall mean all areas and facilities in the Project which are provided and designated from time to time by the owner of the Project for the general and nonexclusive use and convenience of Tenant, with Landlord and other owners or tenants of the Project and their respective employees, invitees, customers, licensees and other visitors, including, without limitation, the driveways, walkways, terraces, docks, courts, loading areas and trash facilities.

             This Lease includes the right of Tenant to use the common building facilities in common with other tenants of the Building. The words "common building facilities" and terms of similar meaning shall mean all of the Project's common areas described above and any other facilities within the Building designed and intended for use by the tenants of the Building in common with Landlord and each other, including corridors; elevators; fire stairs; telephone and electric closets; telephone trunk lines and electric risers; aisles; walkways; restrooms; service areas; lobbies; and all other common and service areas of the Building intended for such use on the date hereof.

1.           USE.

             1.1 Landlord represents and warrants that the Premises and other portions of the Project are in compliance with all applicable laws, rules, ordinances, regulations, orders and other requirements of governmental authorities. The Premises are to be used solely for the purposes stated on the Reference Page and purposes incidental thereto.

             1.2 Landlord represents and warrants that the Premises and other portions of the Project do not contain any Hazardous Materials (as hereinafter defined) in concentrations which violate any Environmental Laws (as hereinafter defined) and that the Premises are in compliance with all Environmental Laws. Landlord shall be entitled to permit Circle K Corporation to continue to maintain and replace its existing gas tanks located at the Project in accordance with applicable law. Tenant shall not at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively "HAZARDOUS MATERIALS") flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively "ENVIRONMENTAL LAWS"), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises. Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials to the extent customary and necessary for the use of the Premises for general office purposes; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment.

             1.3 Landlord represents and warrants that neither asbestos nor asbestos-containing materials were used in the construction of the Building and, notwithstanding any other provision of this Lease, Landlord agrees to comply with all laws, rules, regulations and ordinances governing the installation or removal of asbestos and asbestos-containing materials at Landlord's sole cost and expense.

             1.4 Landlord shall not waive and shall enforce existing lease provisions contained in its lease with the occupant of the existing convenience market in the Project prohibiting the location of advertising, banners and other signs within 12 inches of the storefront windows of such store. Landlord shall not permit the occupant of the existing convenience market in the Project to install different types or colors of signage or additional signage on its storefront or within the Project common areas. No Retail Space other than the Retail Space open for business on the Lease Reference Date may be located in the Project unless Tenant's consent is first obtained.

             1.5 Landlord acknowledges that Tenant develops and uses proprietary software in the day-to-day operation of its business. Accordingly, no party may occupy any portion of the Building if its business is directly or indirectly related to software development for higher education unless adequate protections and security measures and other matters are satisfactory to Tenant in its reasonable discretion.

2.           TERM.

             2.1 The Term of this Lease shall begin on the date ("COMMENCEMENT DATE") which shall be the later of (a) the Scheduled Commencement Date as shown on the Reference Page and (b) the date of Substantial Completion (as hereinafter defined) of the Premises and shall end on the date (the "TERMINATION DATE") which shall be the later of (a) the Scheduled Termination Date as shown on the Reference Page and (b) such date as shall be six (6) years from the last day of the month in which said Commencement Date shall occur, unless the term is otherwise extended pursuant to the attached Addendum. "SUBSTANTIAL COMPLETION" of the Premises shall be deemed to have occurred only when (a) the work described in the WORK LETTER attached as Exhibit C has been substantially completed, (b) all standard and necessary building services described under
Article 12 are available to Tenant and the Premises, (c) a certificate of occupancy has been issued by the appropriate governmental authorities with respect to the Premises, and (d) the Landlord has delivered to Tenant prior notice of the Commencement Date, as provided below, and the notice period called for therein has elapsed. The work to be completed pursuant to clause (a) above shall be substantially completed when construction is completed excepting only
(i) so-called punch-list items consisting of uncompleted minor elements of construction, decoration or finish work and mechanical adjustment which would not interfere materially with the use and enjoyment by Tenant and Tenant's ability to conduct business (such punch-list items to be diligently completed by Landlord) and (ii) matters such as balancing of heating, ventilating and air conditioning systems which cannot be completed owing to their seasonal nature. Landlord shall give Tenant written notice of the Commencement Date at least ten
(10) days before the occurrence of such date and shall confirm or correct to a later date at least five (5) days before the Commencement Date. Landlord and Tenant shall execute a memorandum setting forth the actual Commencement Date and Termination Date.

             2.2 Landlord shall deliver the Premises not later than May 1, 1995. In the event that the Premises are not delivered timely, Landlord shall be liable to Tenant for all rental obligations incurred by Tenant at its existing space for each day after May 1, 1995 through the date of Substantial Completion of the Premises, together with any moving, rescheduling or similar fees actually paid by Tenant based on the then-existing construction schedule for the Premises and after reasonable efforts to mitigate such fees. In addition, Tenant shall not be liable for any rent until the time when Landlord can, after notice to Tenant, deliver possession of the Premises to Tenant. Landlord shall not be liable for any delay which is as a result of strikes, shortages of materials or similar matters beyond the reasonable control of Landlord and Tenant is notified by Landlord in writing as to such delay or as a result of: (a) Tenant's failure to agree to plans and specifications; (b) Tenant's request for materials, finishes or installations other than reflected on the plans and specifications for the work, except as for such, if any, that Landlord shall have expressly agreed to furnish without extension of time agreed by Landlord; or (c) Tenant's change in any plans or specifications, which change shall delay construction and result in a change to the Schedule attached to the Work Letter.

             2.3 In the event Landlord shall permit Tenant to occupy the Premises prior to the Commencement Date, such occupancy shall be subject to all the provisions of this Lease as provided below. Said early possession shall not advance the Termination Date.

             2.4 If the Term of this Lease shall not commence within three years from the Lease Reference Date, this Lease shall be of no further force or effect.

3.           RENT.

             3.1 Subject to the provisions of Article 2, Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except any prorated rent for a partial month at the beginning of the Term shall be paid on the Commencement Date. The Monthly Installment of Rent in effect at any time shall be one-twelfth of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon a thirty (30) day month. Said rent shall be paid to Landlord, without notice or demand, at the Landlord's address, as set forth on the Reference Page, or to such other person or at such other place as Landlord may from time to time designate in writing. Tenant may occupy the Premises prior to the Scheduled Commencement Date at Tenant's option. In such event, Tenant shall be entitled to occupy the Premises at 25% of the otherwise applicable rent for the Premises until the Scheduled Commencement Date. Tenant's early occupancy at reduced rent shall not constitute acceptance of the Premises or modify the Term or the Commencement Date or Termination Date of the Term; provided, further, Tenant shall otherwise comply with all the terms and conditions contained in this Lease and Tenant shall also reimburse Landlord for reasonable utility charges and similar charges relating to Tenant's early occupancy. In addition, Tenant shall be entitled to free rent and no rent shall be due or payable for the first week after the Commencement Date in which 100% rent is otherwise due and payable hereunder.

             3.2 Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid within ten (10) days of when such amount is due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to the greater of: (a) Fifty Dollars ($50.00), or (b) a sum equal to simple interest calculated at twelve percent (12%) per annum on the unpaid rent or other payment from the date such amount became due and payable, to the date of payment.

4.           RENT ADJUSTMENTS.

             4.1 For the purpose of this Article 4, the following terms are defined as follows, subject to the provisions of Section 4.3 below:

                      (a) Lease Year: Each calendar year falling partly or wholly within the Term.

                      (b) Direct Expenses: In each calendar year, the aggregate of all reasonable and actual costs, charges and expenses paid by Landlord (less any rebates, reimbursements, refunds and credits received on account of such costs, charges and expenses), obtained at competitive prices, which are directly attributable to the normal and customary operation, maintenance and repair of the Building, as determined in accordance with generally accepted accounting principles, consistently applied, including the following costs by way of illustration, but not limitation: water and sewer charges; insurance premiums of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof (but excluding, however, savings attributable to self-insurance by the Landlord), utility costs including, but not limited to, the cost of heat, light, power, steam, gas, and waste disposal; the cost of janitorial services; the cost of security and alarm services; window cleaning costs; labor costs; costs and expenses of managing the Building including management fees, provided, however, that such management fees do not exceed five percent (5%) of the gross rent which would be achieved by the Building if the Building were 100% leased at Tenant's rental rate; air conditioning costs; elevator maintenance fees and supplies; material costs; equipments costs, including the cost of maintenance, repair and service agreements; purchase costs of equipment other than capital items; current rental and leasing costs of items which would be amortizable capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting and legal fees for Building operation; any sales, use or service taxes incurred in connection therewith. Direct Expenses shall not include repairs or other work occasioned by fire or other casualty, whether or not the same is covered by insurance; Landlord's cost of services sold to Tenant or provided or sold to others, and for which Landlord is entitled to reimbursement other than through the scheduled payment of rent; except as below, costs incurred by Landlord for alterations which are considered capital improvements and replacements under generally accepted accounting principles, consistently applied; depreciation and amortization, except as taken in connection with costs incurred as provided below; except as provided below, costs of a capital nature, including, without limitation, capital improvements, capital repairs, capital equipment and capital tools; expenses in connection with services or other benefits which are not available to Tenant, or for which Tenant must pay a charge in excess of the scheduled rental payments, but which are provided to another tenant or occupant of the Building; Landlord's general corporate overhead and general administrative expenses; real estate commissions, finder's fees, loan fees or similar charges incurred with respect to any sale, exchange or financing of the Building; costs incurred with the original construction of the Building or any reconstruction, refurbishment or repair of the Building or in connection with any major change in the Building, such as adding or deleting floors, costs of correcting defects in or inadequacy of the design or construction of the Building, and costs of any equipment, device or capital improvement required by any change in laws, rules, regulations or requirements where such change was in effect on or prior to the Commencement Date, or was reasonably foreseeable as of the Commencement Date; payments of principal, interest or other charges on mortgages, ground rents, and other debt costs, if any; costs of leasing rentable areas in the Building, including advertising, leasing commissions, public relations expenses, legal and accounting expenses related to lease negotiations or enforcement, and the costs of improving tenant space, including the Premises (including, without limitation, the Tenant Improvement Allowance and Overage as defined in the Work Letter); salaries, wages and other associated costs of building personnel above the rank of building general manager (including principals of Landlord) or of other offsite personnel of Landlord or any employee who does not devote substantially all his/her time to the Building; costs for which the Landlord is reimbursed by any tenant or occupant of the Building or by Landlord's insurance carrier or any tenant's carrier or by any other third party; costs associated with the operation of the business of the company or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Building, including accounting and legal matters; costs of defending lawsuits with any mortgagee or beneficiary, costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Building, costs (including attorneys' fees and costs of settlement judgments and payments in lieu thereof) arising from claims, litigation or arbitrations pertaining to any tenant, the Landlord, the Building, the Project or the site upon which the Building is situated; any other expenses which, in accordance with generally accepted accounting principles, consistently applied, would not normally be treated as operating costs by landlords of comparable buildings; any charge not paid or required to be paid by another tenant in the Project; disproportionate usage of utilities or wear and tear to common facilities by other tenants in the Building; any bad debt loss, rent loss or reserves for bad debts or rent loss; expenses directly resulting from the negligence of Landlord, its agents, servants or employees, and costs incurred because Landlord or another tenant violated the terms of any lease; fines, penalties and interest; all federal income taxes, federal excess profit taxes, franchise taxes and federal estate inheritance or estate taxes; Taxes (as hereinafter defined); and the costs of removing Hazardous Materials (including, without limitation, asbestos) from the Building. In addition, Landlord shall be entitled to amortize and include as an additional rental adjustment: (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses; and (ii) fire sprinklers and suppression systems and other life safety systems. All such costs shall be amortized over the reasonable life of such improvements in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, consistently applied, with interest on the unamortized amount at one percent (1%) in excess of the prime lending rate announced as such by Bank One, Arizona or its successor as of February 1st of each year.

                      (c) Taxes: Ad valorem real estate taxes which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land; and all fees, expenses and costs incurred by Landlord in protesting or contesting any increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year. Taxes shall not include any corporate franchise, or estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building. No assessments, general or special, shall be included in the definition of Taxes.

             4.2 If during any Lease Year the Building is not ninety-five percent (95%) occupied, or if less than all of a full year's expenses have been incurred, the Direct Expenses actually incurred in such year which vary with occupancy shall be increased to the sum which would have been incurred at ninety-five percent (95%) occupancy for a full year.

             4.3 Portions of the Project are presently occupied by a Circle K Convenience Store and a Jack-In-The-Box Restaurant (the space when used for retail purposes being "Retail Space" and the occupants using such space as Retail Space being "Retail Merchants", respectively) pursuant to existing leases between the Landlord and those respective tenants. Landlord hereby represents and warrants to Tenant that the Retail Merchants are solely responsible for all their own Direct Expenses and Taxes (as those terms are defined herein) with respect to the Retail Space and their occupancy within the Project. Notwithstanding anything in this Lease to the contrary, for so long as the Retail Space is leased or otherwise occupied by Retail Merchants, the Direct Expenses of the Building of which Tenant shall share a pro rata portion shall be calculated exclusive of all Direct Expenses or similar charges (whether incurred or paid by Landlord or the Retail Merchants) attributable to the Retail Space, and the Taxes of the Building of which Tenant shall share a pro rata portion shall be calculated exclusive of all Taxes or similar charges (whether incurred or paid by Landlord or the Retail Merchants) attributable to the Retail Space. The provisions of this Section 4.3 are intended to protect Tenant from being responsible directly or indirectly for any Direct Expenses or Taxes respecting the Retail Space. Landlord represents and warrants that Landlord has and will continue to have throughout the Term the right and obligation to maintain and clean the Project's common areas (including drives, parking areas and landscaping adjacent to the Retail

Space) related to the Retail Space and the cost of such maintenance as attributable to the Retail Space will not be paid directly or indirectly by Tenant. "Retail Merchants" shall expressly include Circle K and Jack-In-The-Box and their respective successors and assigns and other occupants or subtenants which are in the retail business. In the event the existing Retail Space is incorporated into the Building as general office space, the Tenant's Proportionate Share of the Building set forth on the Reference Page shall be adjusted based on actual proportionate shares of the Building and Project.

             4.4 If in any Lease Year commencing with Lease Year 1996, (i) Direct Expenses paid or incurred by Landlord shall exceed Direct Expenses paid or incurred in the Base Year (Direct Expenses) or (ii) Taxes paid or incurred by Landlord shall exceed the amount of such Taxes which became due or payable in the Base Year (Taxes), Tenant shall pay as additional rent for such Lease Year Tenant's Proportionate Share of such excess. If the Direct Expenses for any calendar year after the Base Year are less than the Direct Expenses for the Base Year (but Landlord and Tenant stipulate that Annual Rent shall never be reduced even if such Direct Expenses become less than the direct expenses used to establish the full service rental hereunder), Landlord shall allow a rent credit to Tenant for such deficiency. If the Taxes for any calendar year after the Base Year are less than the Taxes for the Base Year, Landlord shall have no obligation to allow a rent credit to Tenant for such deficiency, but the same shall be credited against Tenant's obligation for Taxes in any subsequent year during the Term.


             4.5 Notwithstanding anything to the contrary in Article 4 of this Lease, "Controllable Expenses" (as defined below) shall be included in Direct Expenses only to the extent that they do not exceed the "Cost Cap" (as defined below). "Controllable Expenses" means all Direct Expenses except utilities and insurance premiums. The "Cost Cap" shall mean, with respect to calendar year 1996, 105% of the actual Controllable Expenses for calendar year 1995. For each subsequent calendar year, the Cost Cap shall be 105% of the Cost Cap for the immediately preceding calendar year.

             4.6 The annual determination of Direct Expenses and Taxes (including exclusions therefrom for Retail Space pursuant to Section 4.3 above) shall be made by Landlord by March 15 of each Lease Year for the previous Lease Year. Tenant may review the books and records supporting such determination in the office of Landlord, or Landlord's agent, during normal business hours, upon giving Landlord five (5) days advance written notice within sixty (60) days after receipt of such determination, but in no event more often than twice in any one year period.

             4.7 Prior to the actual determination thereof for a Lease Year after the Base Year, Landlord may from time to time reasonably estimate Tenant's liability for Direct Expenses and/or Taxes under Section 4.4 for the Lease Year after the Base Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.7 shall remain in effect until further written notification to Tenant pursuant hereto.

             4.8 When the above-mentioned actual determination of Tenant's liability for Direct Expenses and/or Taxes is made in any Lease Year and when Tenant is so notified in writing, then:

                      (a) If the total additional rent Tenant actually paid pursuant to Section 4.7 on account of Direct Expenses and/or Taxes for the Lease Year is less than Tenant's liability for Direct Expenses and/or Taxes, then Tenant shall pay to Landlord as additional rent in one lump sum within thirty
(30) days of receipt of Landlord's bill therefor such deficiency; and

                      (b) If the total additional rent Tenant actually paid pursuant to Section 4.7 on account of Direct Expenses and/or Taxes for the Lease Year is more than Tenant's liability for Direct Expenses and/or Taxes, then Landlord shall allow a rent credit for the difference to Tenant.


5.           ALTERATIONS.

             5.1 Except (a) for those alterations, additions and improvements specifically provided for in the Work Letter attached as Exhibit C to this Lease, and (b) to the extent that any alterations, additions and improvements to be made at any one time cost less than $5,000, in the aggregate, provided that Tenant complies with applicable laws and such alterations, additions and improvements do not negatively affect the structural integrity of the Building, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 6, without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, any change pursuant to subpart (b) above shall nevertheless require a written notice and disclosure of such changes to Landlord. When applying for a required consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements.

             5.2 In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made using Landlord's contractor, if Landlord's contractor is the lowest bid, at Tenant's sole cost and expense.

             5.3 All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all governmental laws, ordinances, rules and regulations and Tenant shall, prior to construction, provide all such assurances to Landlord, including but not limited to, waivers of lien and surety company performance bonds as Landlord shall require to assure payment of the costs thereof and to protect Landlord and the Building and appurtenant land against any loss from any mechanic's, materialmen's or other liens.

             5.4 All alterations, additions, and improvements in, on, or to the Premises made or installed by Tenant, including any carpeting installed by Tenant, shall be the property of Tenant during the Term but, excepting furniture, furnishings, movable partitions and other trade fixtures, shall immediately become a part of the realty and belong to Landlord without compensation to Tenant.

             5.5 Tenant shall pay in addition to any sums due pursuant to
Article 4, any increase in ad valorem real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord's election said sums shall be paid in the same way as sums due under Article 4.

             5.6 Notwithstanding anything to the contrary in this Lease, Tenant shall not have any responsibility, or directly or indirectly bear any cost or expense, in respect of the federal Clean Air Act (or similar federal, state or local law) or any retrofitting or modification of the heating, ventilating and air conditioning system of the Premises or Building as to freon or other regulated chemicals or systems.

             5.7 Notwithstanding anything to the contrary in this Lease, Landlord shall be solely responsible for compliance with the Americans with Disabilities Act for (x) all work performed by Landlord in connection with this Lease in the Premises (including existing tenant improvements and those constructed pursuant to this Lease) and (y) all other portions of the Building and Project, without cost to or reimbursement by Tenant. Tenant shall solely be responsible for compliance with the Americans with Disabilities Act for all tenant improvements within the Premises not constructed or installed by the owner of the Building.

6.           REPAIR.

             6.1 Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in the Work Letter attached as Exhibit C. Landlord hereby represents and warrants that the Premises and the Building are in good repair and condition and that all fixtures and equipment (including, without limitation, plumbing, air conditioning, heating and electrical systems) are in good working order, repair and condition. Continuously throughout the Term, Landlord shall operate, maintain and repair the Building in a manner consistent with a first-class office building and real estate complex in the Camelback Corridor in Phoenix, Arizona, and in accordance with applicable laws, building codes and governmental requirements, including, without limitation, maintaining and repairing in a timely fashion the foundations, roofs, exterior walls, exterior windows, floor slabs, elevators, other structural components, plumbing, air conditioning, heating and electrical systems, and other facilities as necessary or desirable to maintain the first-class stature of the Building.

             6.2 Tenant shall, at all times during the Term, keep the Premises in good condition and repair excepting reasonable wear and tear, damage by fire or other casualty, or condemnation and, subject to the terms of this Lease, in compliance with all applicable governmental laws, ordinances and regulations, promptly complying with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises (except for capital improvements otherwise includable in Direct Expenses pursuant to Section 4.1(b) of this Lease), all at Tenant's sole expense.

             6.3 Landlord shall be liable to make any repairs or to perform any maintenance within a reasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Landlord shall schedule such repairs and maintenance so as to minimize interference with Tenant's business. Landlord shall provide Tenant with reasonable notice (except in the case of emergency) of any repairs or maintenance that Landlord intends to perform that will affect Tenant's use or occupancy of the Premises.

7. LIENS. Tenant shall keep the Premises, the Building and appurtenant land and Tenant's leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant.

8.           ASSIGNMENT AND SUBLETTING.

             8.1 Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, which consent shall not be unreasonably withheld, and said restrictions shall be binding upon any and all assignees of the Lease and subtenants of the Premises; provided, however, that notwithstanding the foregoing, Tenant may freely assign or sublet all or any portion of the Premises to (x) any of its subsidiaries or affiliates (including by merger or otherwise by operation of law) or (y) any entity acquiring substantially all of the assets and operations of Tenant as an on-going business and which has substantially the same net worth as Tenant (including by merger or otherwise by operation of law). Tenant shall give Landlord written notice of any assignment not requiring Landlord's prior written consent.

             8.2 Tenant will pay to Landlord on demand a sum equal to all of Landlord's reasonable costs, including attorneys' fees, incurred in investigating and considering any proposed assignment or pledge of this Lease or sublease of any of the Premises requiring Landlord's consent hereunder, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord's consent is not required for, such assignment, pledge or sublease. Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 8 shall be void.

9.           INDEMNIFICATION.

             9.1 Tenant shall protect, indemnify and hold harmless the Landlord from and against any and all loss, claims, liability or costs (including court costs and attorneys' fees) incurred by Landlord by reason of (a) any damage to any property (including but not limited to property of Landlord) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Project or Building to the extent that such injury or damage shall be caused by or arise from any act, neglect, fault, or omission by or of Tenant, its agents or employees to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; or (c) subject to the provisions of this Lease, Tenant's failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy.

             9.2 Landlord shall protect, indemnify and hold harmless the Tenant from and against any and all loss, claims, liability or costs (including court costs and attorneys' fees) incurred by Tenant by reason of (a) any damage to any property (including but not limited to property of Tenant) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Project or Building to the extent that such injury or damage shall be caused by or arise from any act, neglect, fault, or omission by or of Landlord, its agents or employees to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Landlord in or about the Premises or Project or Building or from transactions of the Landlord concerning the Premises or the Project; (c) Landlord's failure to comply with any and all governmental laws, ordinances, rules and regulations applicable to the condition or use of the Premises or the Building; or (d) the existence of any Hazardous Materials (including, but not limited to, asbestos) on the Premises or in or on the Building or Project other than Hazardous Materials placed on the Premises or in the Building by Tenant.

             9.3 The provisions of this Article 9 shall survive the termination of this Lease with respect to any claims or liability occurring prior to such termination.

10.          INSURANCE.

             10.1 Tenant shall keep in force throughout the Term a commercial general liability insurance policy or policies to protect the Landlord against any liability to the public or to any invitee of Tenant or Landlord incidental to the use of or resulting from any accident occurring in or upon the Premises with a comprehensive single limit of not less than $1,000,000.00 per occurrence and not less than $2,000,000.00 in the aggregate. Tenant shall also keep in force throughout the Term property insurance protecting Tenant against loss of or damage to Tenant's business personal property situated in or about the Premises to not less than ninety percent (90%) of the replacement value of the property so insured.

             10.2 Each of the aforesaid policies shall (a) be provided at Tenant's expense; (b) name the Landlord as additional insureds (but shall not afford primary coverage); (c) be issued by an insurance company with a minimum Best's rating of B+ at the time such insurance is procured; and (d) provide that said insurance shall not be cancelled unless thirty (30) days prior written notice shall have been given to Landlord; and said policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon the Commencement Date and at least ten (10) days after each renewal of said insurance.

             10.3 Tenant may participate in any self-insurance program provided the self-insurance participants have a confirmed net worth of at least $5,000,000.

             10.4 Landlord shall at all times during the Term maintain casualty insurance insuring against the perils included within the classification of fire and extended coverage, in an amount consistent with the insurance coverage that would be maintained by a prudent landlord of a first-class office building in Phoenix, Arizona, and comprehensive public liability insurance and primary coverage and in the amount required from time to time by Landlord's first mortgagee or, if there is no such mortgagee, in commercially reasonable amounts. Such insurance shall (a) be provided at Landlord's expense, (b) name Tenant as additional insured, (c) be issued by an insurance company with a minimum Best's rating of B+ at the time such insurance is procured, and (d) provide that said insurance shall not be cancelled unless fourteen (14) days prior written notice shall have been given to Tenant.

11. WAIVER OF SUBROGATION. Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, all risks or other insurance now or hereafter existing for the benefit of the respective party. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

12.          SERVICES AND UTILITIES.

             12.1 Subject to the other provisions of this Lease, Landlord agrees to furnish to the Premises during the hours of 6:00 a.m. to 7:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. Saturday (including all legal holidays that fall on such days but exclusive in any event of Sundays), the following full-service services and utilities subject to the rules and regulations of the Building prescribed from time to time: (a) water suitable for normal office use of the Premises; (b) heat and air conditioning required for the use and occupation of the Premises; (c) janitorial service as described in Schedule 1 hereto; (d) elevator service; (e) such window washing as may from time to time be reasonably required; provided, however, not less than three times during any twelve month period; (f) equipment to bring to Tenant's meter, electricity for lighting, convenience outlets and other normal office use; and (g) electricity. After hours heat and air conditioning shall be available on a "zone basis" within the Premises and provided to Tenant at Landlord's actual cost for such services within such zone. To the extent that Tenant uses more than its pro rata share of electricity for the Building, Landlord shall, at its expense, separately meter the Premises and Tenant shall pay to Landlord the charges associated with such increased use. The charge shall be at the rates charged for such services by the local public utility. Landlord shall be liable for, and Tenant shall be entitled to, an abatement or reduction of rental by reason of Landlord's failure to furnish any of the foregoing for any period of five (5) consecutive days or for ten (10) days in any twelve month period, after written notice of such failure is given to Landlord by Tenant and provided that Landlord shall not be liable when such failure is caused by accident, breakage, repairs, labor disputes of any character, energy usage restrictions or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall use reasonable best efforts to remedy any interruption in the furnishing of services and utilities.

             12.2 Should Tenant require any additional work or service, as described above, including services furnished outside ordinary business hours specified above, Landlord may, on terms to be agreed, upon reasonable advance notice by Tenant, furnish such additional service and Tenant agrees to pay Landlord such charges as may be agreed upon, including any tax imposed thereon, but in no event at a charge less than Landlord's actual cost plus overhead for such additional service and, where appropriate, a reasonable allowance for depreciation of any systems being used to provide such service.

             12.3 Temperature standards currently in effect for the Building are reflected on Schedule 2 to this Lease. Wherever heat-generating machines or equipment are used by Tenant in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in or for the benefit of the Premises and the cost thereof, including the cost of installation and the cost of operations and maintenance, shall be paid by Tenant to Landlord upon demand as such additional rent, subject to Section 12.4 below.

             12.4 Tenant shall be entitled to one computer room within the Premises delineated as an "Equipment Room" on Space Plan #2 for the Premises. The computer room shall not be subject to metering for electricity and shall have continuous cooling requirements at no extra cost to Tenant based on Tenant's reasonable design criteria based on the existing HVAC system, including design for alarm reporting to the Manager and Tenant and modem features for emergencies.

13. HOLDING OVER. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate which shall be the sum of (a) as to the first 3 months of such holdover, 125% of the amount of the Annual Rent in effect for the last period prior to the date of such termination and, as to the 4th month and thereafter of such holdover, 150% of the amount of the Annual Rent in effect for the last period prior to the date of such termination plus (b) all Rent Adjustments under Article 4.

14. SUBORDINATION. Landlord hereby covenants with Tenant to fully and timely perform the obligations of the ground lessee under the existing ground lease for the Project. Landlord hereby represents to Tenant that as of the Lease Reference Date and the Commencement Date no mortgage, deed of trust or other monetary lien encumbers the Project or any portion thereof. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subordinate at all times to the existing ground lease and to the lien of any future mortgages or deeds of trust placed after the Commencement Date on, against or affecting the Building, Landlord's interest or estate in the Building, or any other future ground lease; provided, however, that Landlord shall obtain a non-disturbance agreement for the benefit of Tenant, in form and substance satisfactory to Tenant, from the holder of any such future leases, mortgages or deeds of trust prior to the effectiveness thereof, and provided further that if the lessor, mortgagee, trustee, or holder of any such future lease, mortgage or deed of trust elects to have Tenant's interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver upon demand such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord.

15. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit D to this Lease and all reasonable modifications of and additions to them from time to time put into effect by Landlord, provided, however, that no such modification or amendment shall be adopted in order to impact Tenant or Tenant's intended use of the Premises disproportionately.

16. BUILDING MODIFICATIONS. Landlord shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other common building facilities in order to comply with any laws, rules, regulations or ordinances of any governmental authorities and to change the name, number or designation by which the Building is commonly known, except no Project common areas on the 3rd floor shall be rearranged without Tenant's prior written consent. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged. Tenant reserves the right to cause the Premises to be measured at Tenant's expense within 12 months of the Commencement Date to confirm the BOMA measurement of usable square footage set forth on the Reference Page. If such measurement results in a different usable square footage, the rental for the first 12 months of the Term and future rental and other terms of this Lease shall be equitably adjusted.

17.          DEFAULT.

             17.1 The following events shall be deemed to be Events of Default under this Lease:

                      (a) Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the Rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of fifteen (15) days after written notice that such payment was not made when due.

                      (b) Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this
Article 17 and shall not cure such failure within thirty (30) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant.

             17.2 Although not an Event of Default, Tenant shall give Landlord written notice if it permanently ceases doing business from the Premises.

18.          REMEDIES.

             18.1 Upon the occurrence of any of the Events of Default described or referred to in Article 17, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:

                      (a) Landlord may, at its election, terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease.

                      (b) Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and to repossess Landlord of the Premises as of Landlord's former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove Tenant's signs and other evidence of tenancy and all other property of Tenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom,

Tenant waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Landlord's right to rent or any other right given to Landlord under this Lease or by operation of law.

                      (c) Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent under this Lease, and other sums due and payable by Tenant on the date of termination.

                      (d) Upon any termination of Tenant's right to possession only without termination of the Lease:

                              (i) Neither such termination of Tenant's right to
possession nor Landlord's taking and holding possession thereof as provided in
Section 18.1(b) shall terminate the Lease or release Tenant, in whole or in part, from any obligation, including Tenant's obligation to pay the rent, including any amounts treated as additional rent, under this Lease for the full Term, subject to the provisions of Section 18.1(d)(iii).

                              (ii) Landlord and Tenant agree that Landlord shall
be required to attempt to relet the Premises using the same efforts Landlord then uses to lease premises in the Building generally and that in any case that Landlord shall not be required to give any preference or priority to the showing or leasing of the Premises over any other space that Landlord may be leasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available. Landlord may relet the Premises or any part thereof for such rent and upon such terms as Landlord, in its sole discretion, shall determine (including the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet the Premises as a part of a larger area, and the right to change the character or use made of the Premises). In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable.

                              (iii) Until such time as Landlord shall elect to
terminate the Lease and to the extent that Landlord has relet all or any portion of the Premises pursuant to Section 18.1(d)(ii) above, Tenant shall pay to Landlord, as liquidated damages, any deficiency between the rent Tenant covenanted to pay pursuant to this Lease and the net amount, if any, of the rents collected on account of reletting all or any portion of the Premises, for each month of the period which would otherwise have constituted the balance of the Term of this Lease. In computing such liquidated damages, there shall be added to the said deficiency such expenses as Landlord may incur in connection with such re-letting, including, but not limited to, attorneys' fees, brokerage, advertising, and the expenses incurred in connection with maintaining the Premises and preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the date otherwise specified in this Lease for the payment of rent. Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article 18 as they become due. Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant's future obligations under this Lease but shall not otherwise be refunded to Tenant or inure to Tenant's benefit.

             18.2 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.

             18.3 Landlord's acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default.

19. LANDLORD'S DEFAULT. If Landlord defaults in the performance or observance of any of its covenants, warranties or obligations set forth in this Lease, Tenant shall give Landlord notice specifying in what manner Landlord has defaulted and if the default shall not be cured by Landlord within the time period provided elsewhere in this Lease, and otherwise within thirty (30) days after the delivery of such notice (except that if the default cannot be cured within said thirty (30) day period, this period shall be extended for a reasonable additional time, provided that Landlord commences to cure the default within the thirty (30) day period and proceeds diligently thereafter to affect such cure within no more than ninety (90) days), Tenant may declare an event of default. If Tenant declares an event of default, Tenant, at its option, may pay the Annual Rent due and to accrue hereunder, to the extent necessary to cover the cost estimated by Tenant to cure the default. Tenant may deduct all such costs and expenses from the Annual Rent due and to become due hereunder. In addition, in the event of Landlord's default, Tenant may terminate this Lease. If Tenant terminates this Lease, Tenant may recover all damages that incur as a result of Landlord's default.

20. QUIET ENJOYMENT. Landlord represents and warrants that, as of the Commencement Date, it owns the Building free and clear of all mortgages and deeds of trust, and all liens, except as may otherwise be indicated on Schedule C to this Lease. Landlord further represents and warrants that the remaining term of the existing ground lease is greater than the Term of this Lease as the same may be extended pursuant to the Addendum. Landlord further represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord or parties claiming through Landlord subject to the terms and provisions of this Lease.

21.          DAMAGE BY FIRE, ETC.

             21.1 In the event the Premises or portions of the Building necessary for Tenant's uninterrupted use and enjoyment of the Premises are damaged by fire or other cause and in Landlord's reasonable estimation such damage can be materially restored within ninety (90) days after the Election Date defined below, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within thirty (30) days from the date of such damage (the "Election Date"), Landlord shall notify Tenant, in writing, of Landlord's reasonable estimation of the length of time within which material restoration can be made. For purposes of this Lease, the Building or Premises shall be deemed "materially restored" if they are in such condition as would not prevent or materially interfere with Tenant's access to and use of the Premises for the purposes for which it was being used immediately before such damage and the appearance of the Premises and the Building have been substantially restored to that existing immediately before such damage.

             21.2 If such repairs cannot, in Landlord's reasonable estimation, be made within ninety (90) days after the Election Date, Landlord and Tenant shall each have the option of giving the other, at any time within ninety (90) days after such damage, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease in the event of partial destruction, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent becoming due under this Lease shall be proportionately abated as provided in Section 21.1. Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any partitions, office fixtures, trade fixtures or any other property or improvements installed on the Premises by or belonging to Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

             21.3 In the event that Landlord should fail to complete such repairs and material restoration by the date estimated by Landlord therefor on the Election Date as may be extended by this Section 21.3 for acts of force majeure, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within thirty (30) days after the expiration of said period of time estimated by Landlord on the Election Date, whereupon the Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, acts of God, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

             21.4 Notwithstanding anything to the contrary contained in this
Article 21, Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 21 occur during the last six
(6) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord's notice.

             21.5 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 21, it shall be Tenant's responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request and Tenant hereby indemnifies, protects, defends and holds harmless Landlord from any loss, liability, costs and expenses, including attorneys' fees, arising out of any claim of damage or injury as a result of any actual or alleged failure of Tenant to properly secure the Premises prior to such removal.

             21.6 This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, Building or Project by fire or other casualty, and any present or future law which purports to govern the rights of Landlord and Tenant in such circumstances in the absence of express agreement, shall have no application.

22.          EMINENT DOMAIN.

             22.1 If all or any part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu thereof, either party to this Lease shall have the right, at its option, of giving the other, at any time within ninety (90) days after such taking, notice terminating this Lease.

             22.2 If any part of the Building that is outside of the Premises and is not under exclusive control of other tenants shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof and causes material inconvenience to Tenant's use and enjoyment of the Premises, Tenant shall have the right, at its sole option, to terminate this Lease at any time within ninety (90) days after such taking.

             22.3 If any portion of the Project not described in Section 22.1 or
22.2 above shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu thereof, Tenant shall have the right to terminate this Lease at any time within ninety
(90) days after such taking if Tenant's access to the Project, the Building or the Premises is materially and adversely affected. Provisions of this Section
22.3 shall also apply in the event offsite access and traffic circulation to the Premises is materially and adversely altered.

             22.4 If the entire Project shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu thereof, this Lease shall terminate effective as of the date of the taking.

             22.5 If neither party to this Lease shall elect to terminate this Lease as provided in this Article 22, the rental during any condemnation and thereafter shall be equitably abated and adjusted under the circumstances. In the event of a partial taking of the Premises, Building or Project which does not result in a termination of this Lease, Landlord shall restore the remaining portion of the Building and Premises within 120 days of the taking as nearly practicable to its condition prior to the condemnation or taking, but only to the extent of the Building Standard and only to the Tenant Improvement Allowance as to the Tenant Improvements (as the foregoing terms are defined in the Work Letter attached as Exhibit C).

             22.6 Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant's trade fixtures and moving expenses; Tenant shall make no claim and hereby assigns its award to Landlord for the value of any unexpired Term.

23. ESTOPPEL CERTIFICATES. Within ten (10) days following any written request made by either party hereto (the "REQUESTING PARTY") from time to time, the other party shall execute and deliver to the Requesting Party a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid;
(d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified; and (e) such other matters as may be reasonably requested. Landlord and Tenant intend that any statement delivered pursuant to this Article 23 may be relied upon by any mortgagee, transferee, assignee, sublessee, beneficiary or purchaser and shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan or any other transaction caused by any material misstatement contained in such estoppel certificate.

24. SURRENDER OF PREMISES. At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all permanent improvements or additions therein, by whomsoever made, in the same condition received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Tenant may, and at Landlord's written request shall, at Tenant's sole cost, remove upon termination of this Lease, any and all furniture, furnishings, and other movable trade fixtures, title to which shall not be in or pass to Landlord upon such termination, repairing all damage caused by such removal. Property not so removed shall be deemed abandoned by the Tenant.

25. NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, shall be transmitted personally, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth opposite its signature on the Reference Page, or at such other address as it has then last specified by written notice delivered in accordance with this Article 25, or if to Tenant at either its aforesaid address or its last known registered office, whether or not actually accepted or received by this addressee.

26. RENT TAX. In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than net income taxes) upon, allocable to, or measured by or on the net rent payable under this Lease (as said taxes or tax rates are reduced from time to time).

27. HEADINGS. The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease.

28. TENANT'S AUTHORITY. Each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the State of Arizona, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions. Tenant agrees to furnish promptly upon request a corporate resolution or other appropriate documentation evidencing the due authorization of Tenant to enter into this Lease.

29. COMMISSIONS. Each of the parties: (a) represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Page; and (b) indemnifies and holds harmless the other from any and all losses, liability, costs or expenses (including liens and attorneys' fees) incurred as a result of any alleged breach of the foregoing warranty by it. Landlord hereby agrees to pay any and all commissions owing any broker or finder in connection with this Lease as described on the Reference Page.

30. TIME AND APPLICABLE LAW. Time is of the essence of this Lease. This Lease shall in all respects be governed by the laws of the State of Arizona.

31. SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 8, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

32. ENTIRE AGREEMENT. This Lease, together with its exhibits, schedules and the addenda, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

33. RECORDATION. Tenant may, at its expense, record a short form memorandum of this Lease and Landlord shall execute and deliver such instrument. The legal description of the property on which the Building is located is set forth on Exhibit A.


LANDLORD:                                TENANT:

LONDEN CENTER L.L.C.,                    TRG, INC.,
  an Arizona limited                       an Indiana corporation
  liability company



By_______________________________           By_________________________________

  Its____________________________           Its________________________________

State of Arizona

County of Maricopa

                    The foregoing instrument was acknowledged before me this ___ day of ________, 1994, by ______________________, the ________________________
of Londen Center L.L.C., an Arizona limited liability company, on behalf of the company.

(Seal and Expiration Date)

                                     __________________________________________
                                                   Notary Public

State of __________

County of ____________

                    The foregoing instrument was acknowledged before me this ___ day of ________, 1994, by TRG, Inc., an Indiana corporation, on behalf of the corporation.

(Seal and Expiration Date)

                                   __________________________________________
                                                  Notary Public

                                    EXHIBIT A
                          Legal Description of Project

                                    Exhibit A
                          Legal Description of Project

                                LEGAL DESCRIPTION

A PARCEL OF LAND IN MARICOPA COUNTY, ARIZONA, IN THE NORTHWEST QUARTER OF
SECTION 19, TOWNSHIP 2 NORTH, RANGE 4 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN FURTHER DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF SECTION 19;

THENCE SOUTH 87(DEGREE)16'00" EAST ALONG THE NORTH SECTION LINE OF SAID SECTION 19 A DISTANCE OF 2,174.95 FEET TO A POINT;

THENCE SOUTH 02(DEGREE)44'00" WEST A DISTANCE OF 55.00 FEET TO THE TRUE POINT OF BEGINNING;

THENCE SOUTH 02(DEGREE)44'00" WEST A DISTANCE OF 61.28 FEET TO A POINT;

THENCE SOUTH 53(DEGREE)22'30" WEST A DISTANCE OF 67.68 FEET TO A POINT;

THENCE SOUTH 37(DEGREE)40'00" EAST A DISTANCE OF 274.49 FEET TO A POINT;

THENCE SOUTH 82(DEGREE)38'55" EAST A DISTANCE OF 14.15 FEET TO A POINT;

THENCE NORTH 52(DEGREE)22'10" EAST A DISTANCE OF 161.22 FEET TO A POINT;

THENCE SOUTH 89(DEGREE)28'45" EAST A DISTANCE OF 138.90 FEET TO A POINT;

THENCE NORTH 00(DEGREE)31'13" EAST (PARALLEL TO AND 50 FEET WEST OF THE MIDSECTION LINE OF SECTION 19) A DISTANCE OF 158.84 FEET TO A POINT;

THENCE NORTH 37(DEGREE)19'30" WEST A DISTANCE OF 49.10 FEET TO A POINT OF CURVE;

THENCE ALONG A CURVE TO THE LEFT HAVING A RADIUS OF 65.34 FEET, A CENTRAL ANGLE OF 10(DEGREE)20'04", AN ARC LENGTH OF 11.78 FEET, AND A CHORD WHICH BEARS NORTH 42(DEGREE)29'32" WEST TO A POINT ON A LINE;

THENCE NORTH 87(DEGREE)16'00" WEST (PARALLEL TO AND 50 FEET SOUTH OF THE NORTH SECTION LINE OF SECTION 19) A DISTANCE OF 355.30 FEET TO THE TRUE POINT OF BEGINNING.

                    Addendum to Lease Dated December 19, 1994
                   Between Londen Center L.L.C., as Landlord,
                and TRG, Inc., an Indiana corporation, as Tenant

         Signage. Tenant shall have signage in accordance with the Work Letter and Schedule C-1, thereto. Tenant shall always have the first (highest) sign portion on the one(1) existing Project monument sign subject to one (1) higher sign for "Londen Insurance." Tenant's signage shall be of size at least equal to any other signage thereon. Circle K and Jack-In-The-Box shall always have the last (lowest) two positions on the existing monument sign. Complete tenant names shall be used and no logos shall be permitted on the existing monument sign. A sign panel on any monument sign for any other tenant shall be of the same size or less than Tenant's sign panel and all signage shall be of uniform presentation, color and lettering, except as may be required on the future monument sign referred to below in order to erect and maintain such future monument sign. The Building shall not be a signature building or otherwise known by reference to any business in the software development industry. During the Term no other Project signage shall be established or permitted and in no event shall any tenant have signage on the exterior of the Building except only (x) existing first floor tenant signage (and replacements thereof in accordance with the foregoing criteria) is permissible for Circle K and Jack-In-The-Box, (y) future other first floor tenants may have exterior signage on the first floor on the Building identifying their premises, but such signage shall be of substantially the same color and lettering as any signage of such tenant on the Project's monument sign and (z) Landlord may erect and maintain in the future one (1) additional monument sign in the Project and Tenant shall, subject to any requirements to erect or maintain such future monument sign, always have the first (highest) sign position on such Project Monument sign subject only to one
(1) higher sign for "Londen Insurance." Jack-In-The-Box shall always have the last (lowest) positions on such additional monument sign, subject to any requirements to erect or maintain such future monument sign, Circle K shall have no signage on such additional monument sign. The signage shall conform to Landlord's sign standards on Schedule C-1 to the Work Letter and shall be in conformance with the City of Phoenix sign ordinances.

         Renewal Options. In the event Tenant is not then in default under this Lease, Tenant shall have the right to extend the term of this Lease for two periods of three years each (the "Renewal Terms"). Each option shall be exercised, if at all, by written notice given to Landlord at least 180 days before the last day of the then current Term. All of the terms and conditions of this Lease shall continue in full force and effect during each Renewal Term, except that the amount of the Base Rent shall be increased (and in no event decreased) at the beginning of each Renewal Term to 95% of the "Prevailing Rate". "Prevailing Rate" shall mean the fair market rental rate then being charged for like space similarly situated in similar office buildings located in the Camelback Corridor in Phoenix, Arizona, taking into consideration the applicable Base Year for purposes of determining additional rent, as well as the value of rent concessions, buildout allowances and the like.

         Cancellation Option. In the event Tenant is then not in default of this Lease, Tenant shall have the right to cancel this Lease effective at any time after the third anniversary of the Commencement Date by (I) a written notice delivered to Landlord at least 180 days prior to the Lease termination date specified in such notice and (ii) payment to Landlord, prior to the effective cancellation date, of the unamortized portions of (x) the Construction Costs (as defined in Section I of the Work Letter) of the Tenant Improvements (as defined in Section I of the Work Letter) and (y) the actual leasing commissions paid to CB Commercial for this Lease not to exceed $5.00 per rentable square foot of the Premises (i.e., $167,035), based on a level amortization of the Construction Costs and leasing commissions over the original 6 year Term of the Lease commencing from the Commencement Date. Effective as of the cancellation date and surrender of the Premises in accordance with this Lease, this Lease shall be of no force or effect without further liability under this Lease by either Landlord or Tenant.

         Circle K Gas Tanks. In no event shall Tenant be or become directly or indirectly liable or obligated as to the underground storage tanks now or hereafter located on the Project.

         Landlord's Lien For Rent. Landlord shall not unreasonably withhold its consent to any instrument subordinating the Landlord's statutory lien for rent to financing of Tenant secured by its personal property located in the Premises.

         Tenant Improvements. All Tenant Improvements (as defined in the Work Letter attached as Exhibit C) incorporated, affixed or permanently attached to the Premises are to be placed on secured property tax rolls of Project and taxed as real property.

         Satellite & Antenna. Subject to applicable ordinances and Tenant obtaining all required permits, Tenant shall have a right to locate satellite and antenna equipment used in conjunction with its business within the Premises upon the roof of the Building. All expenses, including the equipment and any necessary supports, location and screening expenses as required in Landlord's reasonable discretion and load and other engineering studies, shall be at Tenant's sole cost and expense. All such equipment shall be removed by Tenant at the termination of the Lease at its cost.

         Card Access and Parking. Landlord shall issue to Tenant, at Landlord's cost, 200 access cards providing access to the parking garage of the Building, the other public areas of the Building and its elevator system and the Premises. Tenant shall only issue such cards to its own employees and its business contractors. Tenant shall surrender all access cards immediately upon a termination of the Lease. Each card shall permit the holder of such card free access and parking in the parking garage located under the Building. Landlord shall at all times provide to Tenant for the benefit of the users of such cards at least 157 unreserved employee parking spaces in the parking garage. Landlord shall have a right to monitor the use of the parking garage to confirm that average daily parking by Tenant does not consistently exceed 157 spaces. If such parking use does consistently exceed such 157 parking spaces, Landlord may require payment of $10.00 per car per month for the consistent excess over 157 parking spaces. Landlord shall issue additional cards over the initial 200 access cards from time to time at Tenant's request, for Landlord's cost but at Tenant's expense, and such cards shall entitle the cardholder at its option to park in the parking garage at a parking rate of $10.00 per month for such employee parking space (all cardholders over 200 being required to pay $10.00 per month if such cardholder uses the parking garage). In addition, Landlord shall provide free, reserved visitor parking during the entire term of the Lease in such amounts and locations as are reasonable satisfactory to Tenant. Subject to the foregoing requirements, the parking shall be subject to such terms, conditions and regulations as landlord may reasonably establish from time to time.

         First Right. Subject to all of the terms and conditions set forth in this paragraph, Landlord hereby grants to Tenant the first right (the "First Right"), to be offered by Landlord the opportunity to lease any and all premises located on the 2nd and 4th floors of the Building, as the same may exist from time to time (the "Additional Space"). If, at any time while the First Right is in effect, Landlord should intend in good faith to lease any portion of the Additional Space to a third party tenant (excluding in all events any affiliate of Landlord), Landlord shall, prior to binding itself to any such lease except as subject to Tenant's rights hereunder, notify Tenant of the portion of the Additional Space which is the subject of the proposed lease (an "Offer Notice"). Tenant shall have until the tenth business day after Landlord's delivery of an Offer Notice (the "Deadline") to notify Landlord that Tenant would like to lease all of the portion of the Additional Space described in the Offer Notice (an "Acceptance Notice"). If Tenant delivers its Acceptance Notice prior to the Deadline, then Landlord and Tenant shall negotiate for a period of 20-days after delivery of Tenant's Acceptance Notice the terms and provisions of an amendment to the lease pursuant to which the subject portion of the Additional Space will be incorporated into the Premises for the remainder of the Term. If Tenant fails to deliver its Acceptance Notice prior to the Deadline, or if Landlord and Tenant fail to agree upon the terms of such an amendment within such 20-day period, of if Landlord and Tenant have agreed to such terms but fail to finalize and execute such amendment within 60 days after Tenant's delivery of its Acceptance Notice, then, in any such case, for a period of 180 days from and after the subject Deadline, 20-day period or 60-day period, as the case may be (a "Leasing Period"), Landlord shall be free, without further restriction, to enter into a lease with a third-party tenant for the portion of the Additional Space described in the subject Offer Notice, but only on the terms and conditions contained in the Offer Notice. If Landlord has not entered into a lease for the portion of the Additional Space described in an Offer Notice on or before the expiration of the Leasing Period applicable to such Offer Notice, then Landlord shall be required to repeat the procedures set forth in this paragraph prior to binding itself to any lease of the subject portion of the Additional Space. The First Right shall commence on the 90th day after the Commencement Date and expire nine months before the end of the Term. For the purposes of this paragraph, "lease" shall include any partial assignment of Landlord's interest in the Additional Space in lieu of a lease of such space. This First Right shall not apply to any transaction for Additional Space between Landlord and any affiliated insurance company or other affiliate of Landlord, nor to any portion of the 1st floor of the Building.

                                    Exhibit B

Site Plan of Project and Floor Plan of Premises


A Project is a four story office building located on the southwest corner of Camelback Road and 44th Street in Phoenix, Arizona. On the ground floor, a Circle K store faces 44th Street, and a Jack in the Box Restaurant faces Camelback Road. There is a parking garage comprising a portion of the building and there are also exterior parking and common areas.

B The Floor Plan showing the 3rd Floor consisting of 33,407 rentable square feet based on 29,695 usable square feet measured by BOMA standards and a 12.50% "load" factor.

                                    EXHIBIT C

                                   WORK LETTER

         Without limiting or changing the obligations and rights set forth in the Lease, Landlord and Tenant agree as follows:

I. Definitions.

                 A. Architect means Pinnacle Design, Inc.

                 B. Base Building means the improvements presently contained within the Project, the Building and the Premises, subject to the work required below in this definition and subject also to the removal of such existing improvements as required pursuant to the Space Plan. Landlord agrees that the Base Building shall be completed (including Punch List Items) at no cost to Tenant and shall not constitute a Construction Cost or be reimbursable from the Tenant Improvement Allowance. Landlord agrees that the following shall be furnished, installed and, if appropriate, repaired and made operational as part of the Base Building prior to Substantial Completion and the Scheduled commencement Date:

                 1. All existing walls within the public corridors, restrooms and other third floor common areas shall be refurbished, including cleaning, repairing and painting of surfaces as required. Damaged existing exterior and atrium window frames, windowsills and molding shall be reattached, resecured and refurbished as required. All existing exterior and atrium window glass and window frames shall be cleaned and broken glass replaced as required.

                 2. The existing Building Standard ceiling grid and existing ceiling tiles in common areas shall be cleaned and repaired as required, with all damaged or stained ceiling tiles being replaced as required throughout the entire third floor of the Building.

                 3. Existing flooring within all public corridors and other common areas located on the third floor shall be fully cleaned to remove all existing stains or replaced as required. All base will be replaced.

                 4. Building Standard light fixtures shall remain at the presently-installed common area locations with all fixtures, lamps, lenses and ballasts cleaned and repaired as required.

                 5. Men's and women's restrooms shall be cleaned and repaired as required.

                 6. All existing appliances, sinks and Building Standard drinking fountains shall be cleaned and repaired as required.

                 7. The present main heating ventilation and air conditioning
(HVAC) plant (including energy management system and integration) shall be in good working order. The HVAC and air distribution system serving and within the Premises shall be integrated into the Tenant Improvements and fully operational and balanced after the Tenant Improvements are completed. All controls, including thermostats, shall be in working order in a number of the present ratio of thermostats to space in the Premises, after the Tenant Improvements are completed.

                  8. All sprinkler rises and sprinkler heads required by law shall be in working order and repair.

                  9. All fire hose cabinets and fire extinguisher cabinets shall be stocked and in working order as required by applicable law.

                  10. Hardware on all doors throughout the third floor and entrance doors to the Building shall be replaced to comply with Americans with Disabilities Act ("ADA") requirements. The quality of replacement hardware outside of the Premises shall be consistent with the hardware used in the Premises.

                  11. All present main Building electrical systems and electrical distribution rooms, including panel boards, shall be in good working order.

                  12. All present telephone distribution rooms shall be in good working order. Telephone trunk lines to the Premises shall be in good working order and shall be in capacity to adequately service Tenant's business needs. Fiber optic cable is presently delivered to the Building.

                  13. Building Standard exterior window blinds and Building Standard interior blinds for all interior window lights and side lights shall be supplied or repaired as required.

                  14. All elevators and related equipment (including card access security system) shall be in good working order.

                  15. All signs and graphics not located on the 3rd floor of the Building shall be supplied by Landlord in accordance with Schedule C-1: Elevator buttons, monument signage and directory information. Tenant signage on the 3rd floor of the Building shall be funded from the Tenant Improvement Allowance.

                  All Base Building improvements shall be in compliance with ADA requirements. "As required" shall mean all Base Building finishes shall be of at least the same quality and state of repair as the interior finishes within the Premises as improved by the Tenant Improvements. All Base Building work and improvements located on the third floor shall be of quality consistent with the Tenant Improvements and shall be of consistent color and finish with the existing improvements as modified by the Tenant Improvements.

                  C. Construction Costs means the total cost and price for designing, constructing and completing (including Punch List Items) the Tenant Improvements before deducting any Tenant Improvement Allowance.

                  D. Contractor means Jokake Construction Company.

                  E. Overage means the amount by which Construction Costs exceed the Tenant Improvement Allowance. The Overage shall be solely the responsibility of Landlord except solely in the event of a Tenant Change Order, which Tenant Change Order expense shall be solely at Tenant's cost.

                  F. Project Completion Document means the following:

                           1. Certification by the Architect that the Tenant
Improvements have been completed in compliance with the provisions of the Space Plan, the Working Drawings and Specifications and the Lease.

                           2. A final Certificate of Occupancy for the Premises.

                           3. Copies of all manufacturer's guarantees and
warranties covering equipment and systems installed by Landlord or the Contractor on the Premises.

                           4. A binder comprised of manufacturer's installation,
operation, service and maintenance manuals for equipment and systems installed by Landlord or the Contractor on the Premises.

                           5. Air balance report for the completed Premises
reasonably approved by Tenant.

                  G. Savings means the amount by which Construction Costs are less than the Tenant Improvement Allowance. This Savings shall be split 50/50 between Landlord and Tenant, with Tenant's portion of the Savings to be applied to cabling within the Premises or reimbursement to Tenant for such cabling costs.

                  H. Space Plan means "Space Plan #2" prepared by the Architect (and containing notations thereon by Tenant) for the Premises which shall be comprised of layout plans and specifications which identify all Tenant Improvements to be completed in the Premises, including design specifications and criteria as may be required to reasonably establish the quality of all Tenant Improvements and which may reasonably facilitate preparation of the Working Drawings and Specifications and bidding. The final Space Plan #2 with notations shall be identified by written Tenant Representative authorization and initialing thereon.

                  I. Substantial Completion shall mean when all the requirements of Section 2.1 of the Lease respecting the "Substantial Completion" (as defined therein) of Premises have been satisfied, including the completion of the Base Building construction and all Tenant Improvements in accordance with the Space Plan and the Working Drawings and Specifications, so that the Premises is completed and functioning as general office space, subject only to the Punch List, and in all events Substantial Completion shall not be deemed to occur unless and until a final Certificate of Occupancy has been issued for the Premises as improved.

                  J. Tenant Improvements means all improvements, alterations and installations, as approved by Tenant, which are required for Tenant's turn-key occupancy and use and which are in conformance with the Space Plan and the Working Drawings and Specifications. Such Tenant Improvements will be fully described in and shown on the Working Drawings and Specifications, which shall be based on the Space Plan, subject only to Tenant Change Orders.

                  K. Tenant Improvement Allowance means $10.00 for each square foot of Premises Rentable Area ($334,070.00 total). To the extent the Tenant Improvement Allowance is not exhausted by the construction of the Tenant Improvements, the remaining Tenant Improvement Allowance (i.e., Savings) shall be applied in accordance with Section

III.C below.

                  L. Working Drawings and Specifications means a complete set of drawings and specifications based on the Space Plan and sufficient to permit proper bidding by Contractor and subcontractors and also sufficient to obtain a building permit for the Project. The Working Drawings and Specifications shall be made with precision and detail, specifying material to be used and the construction methods to be employed for the complete installation and construction of all Tenant Improvements. Such Working Drawings and Specifications shall include at a minimum:


                           1. Architectural, mechanical and electrical plans and
structural plans (if structural plans are required). Architectural to include reflected ceiling plan, elevations, sections, details and schedules, color schemes and finishes.

                           2. To the extent required to update existing plans to
conform with the Space Plan, electrical design for lighting, power and telephone/data; provided, however, all cabling design beyond wall stubs shall be solely Tenant's responsibility and at Tenant's sole cost.

                           3. To the extent required to update existing plans to
conform with the new Space Plan, mechanical design for air distribution systems, HVAC, control systems and fire protection.

                           4. To the extent required to update existing plans to
conform with the new Space Plan, updated plumbing design.

II. Working Drawings and Specifications:

         A. Preparation. Based strictly on the Space Plan, Landlord shall cause the Working Drawings and Specifications for the Tenant Improvements to be prepared by the Architect and its engineers.

         B. Approval. Tenant shall approve or disapprove the Working Drawings and Specifications in accordance with the criteria established on the Space Plan. Landlord shall revise the Working Drawings and Specifications and resubmit them to Tenant for approval.

         C. Final Approval. No bids shall be approved unless and until Tenant's Representative has approved in writing the Working Drawings and Specifications, which approval process shall occur in parallel with bidding of the work.

III.     Bidding/Scope of Work/Tenant Improvements.

         A. Bids. Contractor will bid the Tenant Improvements to a list of subcontractors, suppliers and materialmen approved in advance by Landlord and Tenant, which approval shall not be unreasonably withheld. A minimum of three
(3) bids shall be obtained in each work category unless waived by Tenant. All bids shall be sealed bids and a final budget by trade shall be delivered to Tenant for review. The bidding process shall include an aggressive value engineering effort by Landlord Representative, Architect and Contractor. All phases of the project costs shall be based on open book review by Tenant at a reasonable frequency and at reasonable times during business hours.

         B. Scope of Work. Landlord shall be fully responsible for all matters that must be accomplished to perform, finish and completely install the Tenant Improvements (in operating condition to manufacture specifications, if applicable) in accordance with the provisions of this Work Letter and the Lease. Landlord's obligations hereunder shall include furnishing through Contractor all labor, materials and equipment; filing all plans with the proper governmental authorities; obtaining all building permits; demolishing all existing improvements in the Premises as necessary under the Space Plan; supervising all details of construction; obtaining any temporary certificate of occupancy and obtaining all final certificates of occupancy; engaging in supervising the Contractor and its subcontractors and the Architect and its consultants; promptly paying for all Tenant Improvements except as specifically provided in
Section IV hereof in respect of Tenant Change Orders; repairing and restoring damaged, lost or destroyed tenant improvements, whether or not installed; removing all debris from the Premises caused by any trade (including Tenant's trades and any utility companies); obtaining applicable insurance coverage and providing utility and building service at its sole cost at all times until the Scheduled Commencement Date. Tenant has the right to modify current lighting to provide ambient lighting in workstation areas through the use of ambient fixtures. Such lighting may or may not use some portion of the existing parabolics.

         C. Overage/Savings. In all events, Landlord shall be responsible for any Overage in Construction Costs over the Tenant Improvement Allowance except only those costs incurred in an approved Tenant Change Order. Savings in Construction Costs shall be split 50/50 between Landlord and Tenant, with Tenant's portion of the Savings to be applied to cabling within the Premises or reimbursement to Tenant for such cabling costs.

         D. ADA. Landlord shall be responsible for all compliance with ADA requirements for the Base Building and shall be similarly responsible for all ADA requirements for the Tenant Improvements through the Commencement Date. ADA requirements for the Tenant Improvements subsequent to the Commencement Date shall be solely at Tenant's cost and expense.

         E. Contractor. All Tenant Improvements will be of quality set forth on the Space Plan and the Working Drawings and Specifications, completed only in accordance with the Working Drawings and Specifications approved by Tenant, and completed only by the Contractor or such other contractor approved by Tenant executing such work through subcontractors, materialmen and suppliers set forth on a list approved by Tenant.

         F. Inspection. Tenant shall have the right to inspect the Tenant Improvements as they are being installed and require corrections as are necessary for work which is not in compliance with the Space Plan or the Working Drawings and Specifications.

         G. Injury. Tenant shall not be liable for any injury to persons or damage to property within the Premises during the performance of the Tenant Improvements, except for Tenant's own negligence. Landlord hereby indemnifies and holds harmless Tenant from any claims, costs (including reasonable attorneys' fees), charges, damages, lawsuits and judgments on account of such injury or damage.

IV.      Change Orders.

         A. Change Orders Generally. No change orders over $1,000 for the Tenant Improvement shall be made or executed without Tenant's prior written consent. No change orders for the Tenant Improvements affecting in any manner quality of materials, colors, texture or finish shall be made or executed without Tenant's prior written consent.

         B. Tenant Change Orders. From time to time solely at its cost, Tenant may make changes to the Space Plan or the Working Drawings and Specifications and, in addition, to Tenant Improvement already installed ("Tenant Change Orders"). Tenant may not request changes to the Base Building without Landlord's prior written consent.

         C. Charges. Within three business days after Tenant notifies Landlord of a Tenant Change Order, Landlord shall submit to Tenant in writing a statement of additional charges as agreed upon by the Architect, the Contractor and the Landlord (or any savings involved) and the time period, if any, that the Tenant Change Order will materially and adversely affect the Schedule or the Scheduled Commencement Date. Tenant may either approve or disapprove such additional charges or savings submitted by Landlord.

         D. Architect Expenses. In addition to paying for the additional construction charges resulting from Tenant Change Order approved by Tenant pursuant to E. below, Tenant shall always pay reasonable fees and charges, if any, by the Architect in preparing and pricing the Tenant Change Orders, whether or not the Tenant Change Order is executed.

         E. Execution. Landlord shall not be authorized to make or execute any change and the Schedule shall remain unaffected unless and until Tenant's Representative shall have approved in writing the cost and Schedule changes of a Tenant Change Order proposal. If Tenant's Representative approves in writing the additional charges or savings and the change in the Schedule, Landlord shall cause the approved Tenant Change Orders to be made and executed and the Schedule shall be adjusted appropriately.

V.       Pricing of Tenant Improvement Costs and Change Orders.

         A. Approved Subcontractors. All Tenant Improvement costs shall be competitively bid by Contractor from a list of approved subcontractors, materialmen and suppliers in accordance with Section III.A. above. All Tenant Change Orders shall be first bid with the subcontractor, materialmen or supplier that has bid or been awarded the subcontract for such matter; provided, however, Tenant, at its sole cost and expense, shall have the right to cause another subcontractor to bid or perform any Tenant Change Order.

         B. Cost Breakdown. Landlord shall submit, prior to the commencement of the Tenant Improvements, final breakdown by trade of all Construction Costs. Tenant shall have the right, prior to the commencement of construction of the Tenant Improvements, to review and approve the Construction Costs.

VI.      Plan Costs.

         A. Without modifying any other agreement contained in this Work Letter or the Lease, the following plan costs and expenses shall be paid as indicated:

         1.       Preparation or modification of any Base Building plans:
                  Landlord-solely at its cost and without reimbursement.

         2.       Preparation of Space Plan through Lease Reference Date:
                  Landlord-solely at its cost and without reimbursement.

         3.       Revision of Space Plan after Lease Reference Date:

                  (a) Due to Tenant changes: Tenant-solely at its cost and without reimbursement.

                  (b)      Due to Landlord's errors or omissions:
                           Landlord-solely at its cost and without
                           reimbursement.

         4.       Preparation of Working Drawings and Specifications:
                  Landlord-with a reimbursement from the Tenant Improvement Allowance, not to exceed 85 cents/usable square foot.

         5. Coordination, if required, of Working Drawings and Specifications with the Base Building plans: Landlord-solely at its cost and without reimbursement.

         6. Modification of Working Drawings and Specifications after Tenant's final approval thereof:

                  (a) Due to Tenant changes: Tenant-solely at its cost and without reimbursement.

                  (b)      Due to Landlord's errors and omissions:
                           Landlord-solely at its cost and without
                           reimbursement.

         7. Project Completion Documents: Landlord-with reimbursement from the Tenant Improvement Allowance except the certificate of completion shall be at Landlord's sole cost if costs related to the issuance thereof is from an Overage.

VII.     Payment of Tenant Improvement Costs.

         Landlord shall be responsible for all Construction Costs of the Tenant Improvements, including Overages, except specifically only the following:

                  1. All costs and expenses approved in writing by Tenant for a Tenant Change Order shall be paid solely by Tenant.

                  2. Tenant shall pay all Tenant Change Orders within 30 days after receipt of an invoice from Landlord, such payment shall be 90% of the Tenant Change Order, as estimated by the Architect, as completed and incorporated into the Premises since the last billing. All retention shall be paid upon completion of the Punch List. Landlord shall be responsible to cause the Contractor to pay all subcontractors, materialmen and suppliers that have worked on a Tenant Change Order.

VIII.    Scheduling.

         Landlord and Tenant shall comply with the SCHEDULE attached hereto as
Schedule 2 and with the BENCHMARK DATES set forth below, unless modified in writing by the Landlord Representative and the Tenant Representative.

                  A. Working Drawings and Specifications delivered by Landlord to Tenant within 30 calendar days after Lease execution and date Landlord and Tenant approve the final Space Plan.

                  B. Tenant's comments on the Working Drawings and Specifications delivered to Landlord within 5 working days after Tenant receives such plans and specifications. Review to occur during bidding process.

                  C. Landlord shall use best efforts to complete bidding of the job and review of bids with Tenant within 10 working days after completion of Working Drawings and Specifications.

                  D. Landlord shall use best efforts to obtain a building permit within 10 working days after completion of Working Drawings and Specifications.

                  E. Construction of Tenant Improvements to commence immediately after the building permit is issued and Tenant has approved the bids except for demolition which will be bid and completed prior to start of new construction.

                  F. March 20, 1995:   Date when Tenant may commence cabling
                                       installation within the Premises.

                  G. March 31, 1995:   Date when Tenant may begin to install
                                       computer and phone systems, move in work-stations and other furniture and perform other pre-occupancy activities for a general office space, which in all events and notwithstanding anything to the contrary in this Work Letter or the Lease, must be at least 15 calendar days before the Premises is substantially
                                       Completed.

                  H. May 1, 1995:      The Premises and the Tenant Improvements
                                       are Substantially Completed.

                  I. May 1, 1995:      Scheduled Commencement Date.

                  I.-1 May 15, 1995:   Penalty Date

                  J. By May 1, 1995:   Initial Punch List submitted by Tenant
                                       to Landlord.

                  K. May 1, 1995:      Punch List Items completed by Landlord,
                                       but not less than 5 days after receipt
                                       of Initial Punch List.

                  L. May 1, 1995:      Project Completion Documents delivered
                                       to Tenant.

                  M. Landlord covenants and agrees that the Base Building will be completed, including Punch List Items therefor, on or before the Scheduled Commencement Date. Tenant reserves the right to submit additional punch list items after occupancy and throughout the warranty period.

IX.      Representatives

         Landlord appoints Jim Cunning ("Landlord Representative") to act for Landlord in all matters covered by this Work Letter. Tenant appoint Derek McKelvey or Mike Bridge (Tenant's Representative") to act for Tenant in all matters covered by this Work Letter. All inquiries, requests, instructions, authorizations and approvals with respect to the matters covered by this Work Letter shall be made to Landlord's Representative or Tenant's Representative as applicable.

X.       Landlord's Additional Obligations.

         Landlord, at its sole cost and expense and without reimbursement from the Tenant Improvement Allowance, shall continuously coordinate the architectural, engineering, construction and design disciplines for the Base Building and for all aspects of the Tenant Improvements. Landlord shall have continuous on-site personnel supervise construction and report any delays to Tenant's Representative. Landlord shall cause Landlord's Representative to communicate with Tenant's Representative as to the Tenant Improvements. Landlord shall notify Tenant of any clarification required by the Contractor or the Architect in interpreting or implementing material provisions of the Space Plan or the Working Drawings and Specifications. To insure appropriate communication and coordination of the Work Landlord's Representative will hold weekly status meetings from commencement to completion of the work to include Architect, Contractor and Tenant's Representative. Architect's costs for review of the work and attendance at status meetings shall be a Landlord expense without reimbursement from the Tenant Improvement Allowance.

XI.      Architect.

         The Landlord shall cause the Architect to devote such time and effort as is required to properly and timely complete the Project in accordance with the Schedule.

XII.     Contractor.

         Tenant shall have the right to review the construction contract with Contractor to assure itself that provisions of the construction contract are consistent with the terms and conditions of this Work Letter. The construction contract shall always provide that Contractor agrees to make Tenant Change Orders without the imposition of general conditions or other overhead or surcharge for the first 10% (measured by the cost of the initial Construction Costs) in dollar value of the Tenant Change Orders but with a reasonable overhead for all Tenant Change Orders exceeding such 10% amount.

                                  SCHEDULE C-1

A drawing showing the Replacement Faces of a Double Faced Display, at the corner of 44th Street and Camelback Road, Phoenix, Arizona, describing the following:

         "Remove and discard the existing faces reading "CIRCLE K" and "DELI STORE." Fabricate and install new white face panels with cut out black copy reading "THE LONDON CENTER" and "4343."

                                   SCHEDULE 2

PROJECT SCHEDULE                                     Dec. 12, 1994
TRG, INC.                                                     Page 1 of 1


A chart prepared by the Hostetler Corporation setting forth the work schedule for the completion of the Building, commencing with Lease Negotiations in November and December through Project Completion Documents in April, as follows:



                                    Timing -
                                    Weeks of

Lease Negotiations                         Nov. 28 and Dec. 5
Lease Prep/Execution                       Nov. 28, Dec. 5-12
Program Data Collection                           Complete
Preliminary Space Plan                            Complete
Final Space Plan                                  Nov. 28
General Contractor Selection                      Complete
Conceptual Estimate                        Nov. 28 and Dec. 5
Design Dev./Construction Docs.                   Dec. 19 & 26, Jan.2-9 (1)
Bid                                        Jan. 16-23
Value Engineering                          Last half of week of Jan.23
city Submittal/Redlines/Permit                  Jan. 16 (2)
Furniture Order Through Delivery                Jan. 16 through March 27
Construction                               Jan. 23 through April 10 (3)
Cabling                                         March 20-27
FF&E Install                               April 3-10
Punchlist Completion                       April 10 (3)
Move-in                                         Mid-April
Project Completion Documents  Approx.           April 20


1.    Pinnacle Design, Inc. estimate 12/6/94
2.    Based on use of Landlord consultant
3. Jokake Construction Estimate 12/6/94; demolition 1 week; construction 10 weeks; punchlist 1 week

                                    EXHIBIT D
                         BUILDING RULES AND REGULATIONS

1. SIGNS. Subject to Lease and Work Letter: No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Building without the written consent of Landlord first had and obtained. Landlord shall have the right to remove any such sign, placard, picture, advertisement name or notice with notice to and at the expense of Tenant. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition, or wall which may appear unsightly from outside the Premises.

2. SERVICES. No Tenant shall obtain for use upon the Premises ice, drinking water, towel or other similar service or accept barbering or bootblacking services on the Premises, except from persons authorized by the Landlord and at the hours and under regulations fixed by the Landlord.

3. DIRECTORY. The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of Tenant only and Landlord reserves the right to exclude any other names therefrom.

4. OBSTRUCTIONS. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the Tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and the Landlord shall in all cases retain the right outside of the leased premises to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its Tenants. No Tenant and no employees or invitees of any Tenant shall go upon the roof of the Building.

5. LOCKS. Tenant shall not alter any lock or install any new or additional locks or any bolts on any door of the premises.

6. RESTROOMS. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or which employees or invitees, shall have caused it.

7. DAMAGE. Tenant shall not overload the floor of the Premises or mark, drive nails screw or drill into the partition, woodwork or plaster or in any way deface the Premises or any part thereof except for purposes incidental to Tenant's permitted uses.

8. HEAVY EQUIPMENT. No furniture, freight or equipment of any kind shall be brought into the Building without the consent of Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes brought into the Building and also the times and manner of moving the same in and out of the Building. Safes shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessity to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant.

9. CLEANING. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to by Landlord. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall in no way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of any Tenant by the janitor or any other employee or any other person. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include moving of furniture or other special services.

10 NUISANCE. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building.

11. PROHIBITED ACTIVITIES. No cooking shall be done or permitted except for microwave oven and beverage preparation in the employee breakrooms by any Tenant on the Premises, nor shall the Premises be used for the storage or merchandise, for washing clothes, for loading, or for any improper, objectionable or immoral purposes.

12. PROHIBITED MATERIALS. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

13. WIRES. The location of the initial telephones, call boxes and other office equipment affixed to the Premises shall be installed in a manner consistent with space plan #2.

14. KEYS. Each Tenant, upon the termination of the tenancy, shall deliver to the Landlord the keys of offices, rooms, and toilet rooms which shall have been furnished the Tenant or which the Tenant shall have had made, and in the event of loss of any keys so furnished, shall pay the Landlord therefor.

                           PARKING RULES AND REGULATIONS

The following rules and regulations shall govern use of the parking facilities which are appurtenant to the Building.

1. All claimed damage or loss must be reported and itemized in writing delivered to the Parking Facility Office within ten (10) business days after any claimed damages or loss occurs. Any claim not so made is waived. Landlord has the option to make repairs at its expense of any claimed damage within two (2) business days after filing of any claim. In all court actions the burden of proof to establish a claim remains with Tenant. Court actions by Tenant for any claim must be filed within (90) days from date of parking in court of jurisdiction where a claimed loss occurred. Landlord is not responsible for damage by water, fire, or defective brakes or parts, or for the acts or omissions of others, or for articles left in the car. The total liability of Landlord is limited to $250.00 for all damages or loss to any car. Landlord is not responsible for loss of use.

2. Tenant shall not park or permit the parking of any vehicle under its control in any parking areas designated by Landlord as areas for parking by visitors to the Building. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the parking areas other than automobiles, motorcycles, motor drive or non-motor driven bicycles or four-wheeled trucks.

3. Parking stickers or any other device or form of identification supplied by Landlord as a condition of use of the Parking Facilities shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device in the possession of an unauthorized holder will be void.

4. No overnight or extended term storage of vehicles shall be permitted except parking incidental to business travel.

5. Vehicles must be parked entirely within the painted stall lines of a single parking stall.

6. All directional signs and arrows must be observed.

7. The speed limit within all parking area shall be five (5) miles per hour.

8. Parking is prohibited:

              (a)     in areas not striped for parking;

              (b)     in aisles:

              (c)     where "no parking" signs are posted;

              (d)     on ramps;

              (e)     in cross-hatched areas; and

              (f) in such other areas as may be designated by Landlord or Garage Manager.

9. Every parking is required to park and lock his own vehicle. All responsibility for damage to vehicles is assumed by the parker.

10. Loss or theft of parking identification devices from vehicles must be reported to the Garage Manager immediately, and a lost or stolen report must be filed by the parker at that time. Landlord has the right to exclude any car from the parking facilities that does not have an identification device.

11. Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

12. Lost or stolen devices found must be reported to the Parking Facility Office immediately to avoid confusion.

13. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

14. Tenant shall acquaint all persons to whom Tenant assigns parking spaces with these Rules and Regulations. Garage Manager or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

15. Landlord reserved the right to refuse to issue monthly stickers or other parking identification devices to any Tenant or person and/or his agents or representatives who willfully refuse to comply with these Rules and Regulations and all unposed city, state or federal ordinances, laws or agreements.

16. Landlord reserves the right to modify and/or adopt such other reasonable and non-discriminatory rules and regulations for the parking facilities as it deems necessary for the operation of the parking facilities by giving notice of same to Tenant as set forth in Section 25 of the Lease. Landlord may refuse to permit any person who violates these rules to park in the parking facilities, and any violation of the rules shall subject the car to removal.

                                   SCHEDULE 1
                      SPECIFICATIONS FOR JANITORIAL SERVICE

1.    Daily: Five (5) Day Service

OFFICES
         a.    Empty all waste baskets and replace liners as needed.
         b.    Empty and clean all ash trays.
         c. Dust all office furniture, window ledges, horizontal surfaces, blinds, pictures, files cabinets, telephones, moldings and baseboards.
         d.    Clean glass doors and thresholds.
         e.    Vacuum and spot clean carpet.
         f. Spot clean marks on walls, next to light switches, doors and door frames.
         g. Turn off all lights and lock all doors upon completion in each space.

ENTRANCES AND HALLWAYS
         a.    Clean glass doors and thresholds.
         b. Spot clean marks on the painted entrance doors and janitor's closet door.
         c.    Vacuum and spot clean carpeting.
         d.    Maintain entrance mats and clean balconies.
         e.    Dust window ledges, moldings and baseboards.
         f.    Clean cigarette urns.
         g.    Sanitize and polish drinking fountain.
         h.    Lock doors upon completion of work.

REST ROOMS
         a.    Dust mop floors and spot clean.
         b.    Empty and clean waste containers.
         c.    Empty and clean sanitary containers.
         d.    Clean and polish mirrors, frames and shelves.
         e.    Clean and sanitize wash basins and soap dispensers.
         f.    Check and refill soap, towel and toilet tissue dispensers.
         g.    Clean and sanitize toilets, toilet seats and urinals.
         h.    Clean and polish chrome fixtures.
         i. Spot clean walls around sinks, towel dispensers, urinals, partitions, doors and frames.
         j.    Report fixtures not working properly.

2.       Semi-Annually
         a.    wash HVAC grills and vents.
         b.    wash light fixtures.

3.       Annually
         a.    Shampoo carpet
         b.    wash cafeteria/breakroom walls
         c.    buff floors

4.       As Needed
         a.    light and lamp replacement.

                                   Schedule 2
                              Temperature Standards



- Londen Center Temperatures area controlled by a Novell Energy Management System ("EMS")

-   Water circulating - California Heat Pump System

-   Each zone is approximately 600 square feet/3 tons

- Each zone has a controller with 30 minutes overrides for after hour operation

- Operating Hours: 6:00 a.m. to 7:00 p.m. Monday through Friday, 8:00 a.m. to 1:00p.m. on Saturday

-   Computer controlled with modem for service monitoring

-   Heat/68/70 degrees

-   Cool/73/75 degrees

-   Variance range - 3 degrees

-   Air flow and volume is adjustable

                                   Schedule 3
                           Permitted Title Exceptions




1.    Existing Ground Lease

2. Customary utility easements not having an adverse effect on Tenant's rights or tenancy.

                                   EXHIBIT C-1

                          ADDITIONAL SPACE WORK LETTER
                                    (TurnKey)

                  Without limiting or changing the obligations and rights set forth in the Lease, as modified by the First Amendment to Lease Agreement (the "Amendment"), Landlord and Tenant agree as follows:

                  This Work Letter covers the "Additional Space" (as defined in the Amendment) and identified spaces located within the existing Premises set forth on the Space Plan referenced below and generally set forth on Exhibit B-4 ("Remodeled Original Premises").

                  For the purposes of this Work Letter only, the Additional Space and the Remodeled Original Premises are hereinafter collectively the "Premises".

I.                Definitions

                  A. Architect means Pinnacle Design, Inc.

                  B. Base Building means the improvements presently contained within the Project, the Building and the Premises, subject to the work required below in this definition and subject also to the removal of such existing improvements as required pursuant to the Space Plan. Landlord agrees that the Base Building shall be completed (including Punch List Items) at no cost to Tenant and shall not constitute a Construction Cost or be reimbursable from the Tenant Improvement Allowance. Landlord agrees that, to the extent not presently furnished and operational, the following shall be furnished, installed, repaired and made operational, as appropriate, as part of the Base Building prior to Substantial Completion of the Premises and the Scheduled Commencement Date with respect to the Additional Space.

                           1. All existing walls and ceilings within the public
corridors, restrooms and other second floor common areas shall be refurbished, including cleaning, repairing and painting of surfaces as required.

                           2. Building Standard light fixtures shall remain at
the presently-installed common area locations on the second floor with all fixtures, lamps, lenses and ballasts cleaned and repaired as required.

                           3. Any portion of the present main heating
ventilation and air conditioning (HVAC) plant (including energy management system and integration) and air distribution system serving the Additional Space shall be integrated into the new HVAC installed as Tenant Improvements and fully operational and balanced after the Tenant Improvements are completed. All controls, including thermostats, shall be in working order, after the Tenant Improvements are completed.

                           4. All sprinkler risers and sprinkler heads required
by law shall be in working order and repair.

                           5. All fire hose cabinets and fire extinguisher
cabinets shall be stocked and in working order as required by applicable law.

                           6. Telephone trunk lines to the Additional Space
shall be in good working order and shall be in capacity to adequately service Tenant's business needs.

                           7. Building Standard exterior window blinds and
Building Standard interior blinds for all interior window lights and side lights shall be supplied.

                           8. All signs and graphics not located on the second
floor of the Building shall be supplied by Landlord.

                           In addition, all existing provisions of the Lease
regarding the third floor common areas shall be deemed applicable to the second floor common areas; the parties agreeing that the common areas of the second and third floors shall be treated and maintained in a similar manner in accordance with the provisions of the Lease.

                           All Base Building improvements shall be in compliance
with ADA requirements, "As required" shall mean all Base Building finishes shall be of at least the same quality and state of repair as the interior finishes within the Premises as improved by the Tenant Improvements. All Base Building work and improvement located on the second floor shall be of quality consistent with the Tenant Improvements and shall be of consistent color and finish with the existing improvements as modified by the Tenant Improvements.

                  C. Construction Costs means the total cost and price for designing, constructing and completing (including Punch List Items) the Tenant Improvements.

                  D. Contractor means Jokake Construction Company

                  E. Premises Completion Document means the following:

                           1. Certification by the Architect that the Tenant
Improvements have been completed in compliance with the provisions of the Space Plan, the Working Drawings and Specifications and the Lease.

                           2. A final Certificate of Occupancy for the Premises,
including the Remodeled Original Premises, if required.

                           3. Copies of all manufacturer's guarantees and
warranties covering equipment and systems installed by Landlord or the Contractor on the Premises.

                           4. A binder comprised of manufacturer's installation,
operation, services and maintenance manuals for equipment and systems installed by Landlord or the Contractor on the Premises.

                           5. Air balance reports for the completed Additional
Space reasonably approved by Tenant.

                  F. Space Plan means "Space Plan 5A" consisting of two (2) sheets, dated December 4, 1995, prepared by the Architect for the Premises which shall be comprised of layout plans and specifications which identify all Tenant Improvements to be completed in the Additional Space and the Remodeled Original Premises, including design specifications and criteria as may be required to reasonably establish the quality of all Tenant Improvements and which may reasonably facilitate preparation of the Working Drawings and Specifications and bidding. The final Space Plan 5A shall be identified by written Tenant Representative authorization and initialing thereon.

                  G. Substantial Completion shall mean when all the requirements of Section 2.1 of the Lease, as modified by the Amendment, respecting the "Substantial Completion" (as defined therein) of the Premises have been satisfied, including the completion of the Base Building construction and all Tenant Improvements in accordance with the Space Plan and the Working Drawings and Specifications, so that the Premises is completed and functioning as general office space, subject only to the Punch List, and in all events Substantial Completion shall not be deemed to occur unless and until a final Certificate of Occupancy has been issued for the Premises (including the Remodeled Original Premises, if required) as improved.

                  H. Tenant Improvements means all improvements, alterations and installations, as approved by Tenant, which are required for Tenant's turn-key occupancy and use of the Additional Space and the Remodeled Original Premises and which are in conformance with the Space Plan and the Working Drawings and Specifications. Such Tenant Improvements will be fully described in and shown on the Working Drawings and Specifications, which shall be based on the Space Plan, subject only to Tenant Change Orders.

                  I. Working Drawings and Specifications means a complete set of drawings and specifications based on the Space Plan and sufficient to permit proper bidding by Contractor and subcontractors and also sufficient to obtain a building permit for the Tenant Improvements. The Working Drawings and Specifications shall be made with precision and detail, specifying material to be used and the construction methods to be employed for the complete installation and construction of all Tenant Improvements. Such Working Drawings and Specifications shall include at a minimum:

                           1. Architectural, mechanical and electrical plans and
structural plans (if structural plans are required). Architectural to include reflected ceiling plan, elevations, sections, details and schedules, color schemes and finishes.

                           2. Electrical design for lighting, power and
telephone/data for the Additional Space; provided, however, all cabling design beyond wall stubs shall be solely Tenant's responsibility and at Tenant's sole cost.

                           3. Mechanical design for air distribution systems,
HVAC, control systems and fire protection for the Additional Space.

                           4. Plumbing design for the Additional Space.

II. Working Drawings and Specifications.

                  A. Preparation. Based strictly on the Space Plan, Landlord shall cause the Working Drawings and Specifications for the Tenant Improvements to be prepared by the Architect and its engineers.

                  B. Approval. Tenant shall approve or disapprove the Working Drawings and Specification in accordance with the criteria established on the Space Plan. Landlord shall revise the Working Drawings and Specifications and resubmit them to Tenant for approval.

                  C. Final Approval. No bids shall be approved unless and until Tenant's

Representative has approved in writing the Working Drawings and Specifications, which approval process shall occur in parallel with bidding and permitting of the work.

III. Bidding/Scope of Work/Tenant Improvements.

                  A. Bids. Contractor will bid the Tenant Improvements to a list of subcontractors, suppliers and materialmen approved in advance by landlord and Tenant, which approval shall not be unreasonably withheld. A minimum of three
(3) bids shall be obtained in each work category unless waived by Tenant. All bids shall be sealed bids and a final budget by trade shall be delivered to Tenant for review. The bidding process shall include an aggressive value engineering effort by Landlord Representative, Architect and Contractor. All phases of the project costs shall be based on open book review by Tenant at a reasonable frequency and at reasonable times during business hours.

                  B. Scope of Work. Landlord shall be fully responsible for all matters that must be accomplished to perform, finish and completely install the Tenant Improvements (in operating condition to manufacture specifications, if applicable) in accordance with the provisions of this Additional Space Work Letter and the Lease, as modified by the Amendment. Landlord's obligations hereunder shall include furnishing through Contractor all labor, materials and equipment; filing all plans with the proper governmental authorities; obtaining all building permits; supervising all details of construction; obtaining any temporary certificate of occupancy and obtaining all final certificates of occupancy; engaging in supervising the Contractor and its subcontractors and the Architect and its consultants; promptly paying for all Tenant Improvements except as specifically provided in Section IV hereof in respect of Tenant Change Orders; repairing and restoring damaged, lost or destroyed tenant improvements, whether or not installed; removing all debris from the Premises caused by any trade (including Tenant's trades and any utility companies); obtaining applicable insurance coverage and providing utility and building service at its sole cost at all times until the Scheduled Commencement Date.

                  C. ADA. Landlord shall be responsible for all compliance with ADA requirements for the Base Building and shall be similarly responsible for all ADA requirements for the Tenant Improvements through the Additional Space Commencement Date. ADA requirements for the Tenant Improvements subsequent to the Additional Space Commencement Date shall be solely at Tenant's cost and expense.

                  D. Contractor. All Tenant Improvements will be of quality set forth on the Space Plan and the Working Drawings and Specifications, completed only in accordance with the Working Drawings and Specifications approved by Tenant, and completed only by the Contractor or such other contractor approved by Tenant executing such work through subcontractors, materialmen and suppliers set forth on a list approved by Tenant.

                  E. Inspection. Tenant shall have the right to inspect the Tenant Improvements as they are being installed and require corrections as are necessary for work which is not in compliance with the Space Plan or the Working Drawings and Specifications.

                  F. Injury. Tenant shall not be liable for any injury to persons or damage to property within the Premises during the performance of the Tenant Improvements, except for Tenant's own negligence. Landlord hereby indemnifies and holds harmless Tenant from any claims, costs (including reasonable attorneys' fees), charges, damages, lawsuits and judgments on account of such injury or damage.

                  G. Planning. Landlord shall cause the Tenant Improvements within the Remodeled Original Premises to be completed with the least amount of possible disturbance to the ongoing business operations of Tenant, including after-hours work when necessary and as required by Tenant. Except for nondisruptive work as determined by Tenant, no work shall occur in the Remodeled Original Premises between 9:00 a.m. and 6:00 p.m., Monday through Friday.

                  H. Swing Space. Landlord agrees to make available to Tenant, rent free, Swing Space on the 4th floor of the Building as hereinafter provided. The location of the Swing Space is set forth on Exhibit B-5. The following shall apply to the Swing Space:

                           1. Tenant shall provide all furniture.

                           2. Landlord shall provide, at its cost, electricity
delivered to the Swing Space. Tenant shall provide, at its cost, computer wiring to the Swing Space and each workstation/desk.

                           3. The Swing Space shall be keyed for access only by
Tenant with ten copies of a unique key and also so that the 3rd floor master key is usable for such locks.

                           4. It is the purpose of the Swing Space to permit
Tenant to enjoy space which is otherwise lost with the work to be performed on the Remodeled Original Premises. Tenant shall be permitted to use the Swing Space until the remodeled Premises are complete and operational, including the installation of systems, furniture and workstations.

IV. Change Orders.

                  A. Change Orders Generally. No change orders over $1,000 for the Tenant Improvements shall be made or executed without Tenant's prior written consent. No change orders for the Tenant Improvements affecting in any manner quality of materials, colors, texture or finish shall be made or executed without Tenant's prior written consent.

                  B. Tenant Change Orders. From time to time solely at its cost, Tenant may make changes to the Space Plan or the Working Drawings and Specifications and, in addition, to Tenant Improvements already installed ("Tenant Change Orders"). Tenant may not request changes to the Base Building without Landlord's prior written consent.

                  C. Charges. Within three business days after Tenant notifies Landlord of a Tenant Change Order, Landlord shall submit to Tenant in writing a statement of additional charges as agreed upon by the Architect, the Contractor and the Landlord (or any savings involved) and the time period, if any, that the Tenant Change Order will materially and adversely affect the Schedule or the Scheduled Commencement Date for the Additional Space. Tenant may either approve or disapprove such additional charges or savings submitted by Landlord.

                  D. Architect Expenses. In addition to paying for the additional construction charges resulting from Tenant Change Order approved by Tenant pursuant to E. below, Tenant shall always pay reasonable fees and charges, if any, by the Architect in preparing and pricing the Tenant Change Orders, whether or not the Tenant Change Order is executed.

                  E. Execution. Landlord shall not be authorized to make or execute any change and the Schedule shall remain unaffected unless and until Tenant's Representative shall have approved in writing the cost and Schedule changes of a Tenant Change Order proposal. If Tenant's Representative approves in writing the additional charges or savings and the change in the Schedule, Landlord shall cause the approved Tenant Change Orders to be made and executed and the Schedule shall be adjusted appropriately.

V. Pricing of Tenant Improvement Costs and Change Orders.

                  A. Approved Subcontractors. All Tenant Improvement cost shall be competitively bid by Contractor from a list of approved subcontractors, materialmen and suppliers in accordance with Section III.A above. All Tenant Change Orders shall be first bid with the subcontractor, materialmen or supplier that has bid or been awarded the subcontract for such matter; provided, however, Tenant, at its sole cost and expense, shall have the right to cause another subcontractor to bid or perform any Tenant Change Order.

                  B. Cost Breakdown. Landlord shall submit, prior to the commencement of the Tenant Improvements, a final breakdown by trade of all Construction Costs. Tenant shall have the right, prior to the commencement of construction of the Tenant Improvements to review and approve the Construction Costs.

VI. Plan Costs.

                  A. Without modifying any other agreement contained in this Additional Space Work Letter or the Lease, as modified by the Amendment, the following plan costs and expenses shall be paid as indicated:

                           1.     Preparation of Space Plan through date of the
                                  Amendment: Landlord (Landlord to direct
                                  architect to directly bill Landlord for all prior work incurred by either Landlord or Tenant).

                           2.     Revision of Space Plan after the date of the
                                  Amendment:

                                  (a) Due to Tenant changes: Tenant-solely at its cost and without reimbursement.

                                  (b)   Due to Landlord's errors or omissions:
                                        Landlord-solely at its cost and without
                                        reimbursement.

                                  (c) Any work due to lighting to be attached to Building: Landlord.

                           3.     Preparation of Working Drawings and
                                  Specifications: Landlord.

                           4. Coordination, if required, of Working Drawings and Specifications with the Base Building plans: Landlord.

                           5.     Modification of Working Drawings and
                                  Specifications after Tenant's final approval thereof:

                                  (a)   Due to Tenant changes: Tenant.

                                  (b)   Due to Landlord's errors and omissions:
                                        Landlord.

                           6.   Project Completion Documents:  Landlord.

VII. Payment of Tenant Improvement Costs.

                  Landlord shall be responsible for all Construction Costs of the Tenant Improvements, including Overages, except specifically only the following: All costs and expenses approved in writing by Tenant for a Tenant Change Order shall be paid solely by Tenant; up to $29,566.00 in reimbursements as required by Section 6 of the Amendment.

                  Tenant shall pay all Tenant Change Orders within 30 days after receipt of an invoice from Landlord, such payments shall be 90% of the Tenant Change Order, as estimated by the Architect, as completed and incorporated into the Premises since the last billing. All retention shall be paid upon completion of the Punch List. Landlord shall be responsible to cause the Contractor to pay all subcontractors, materialmen and suppliers that have worked on a Tenant Change Order.

VIII. Scheduling.

                  Landlord and Tenant shall comply with the Schedule attached hereto as Schedule 2 and with the Benchmark Dates set forth below, unless modified in writing by the Landlord Representative and the Tenant
Representative: The 1,320 Square foot portion of Additional Space shall be designed and constructed on a fast-track basis.

                  A. Working Drawings and Specifications shall be delivered by Landlord to Tenant at their completion in accordance with the Schedule attached as Schedule 2.

                  B. Tenant's comments on the Working Drawings and Specifications delivered to Landlord within 5 working days after Tenant receives such plans and specifications. Review to occur during bidding and permitting process.

                  C. Landlord shall use best efforts to complete bidding of the job and review of bids with Tenant after completion of Working Drawings and Specifications in accordance with the Schedule attached as Schedule 2.

                  D. Landlord shall submit all plans for the 1,320 square foot portion of Additional Space no later than December 18, 1995 and for the balance of the Premises no later than January 4, 1996 to the governmental authorities and use best efforts to obtain a building permit within three calendar days for the 1,320 square foot portion of Additional Space and 30 calendar days for the balance of the Premises after completion of Working Drawings and Specifications.

                  E. Construction of Tenant Improvements to commence immediately after the building permits are issued and Tenant has approved the bids except for demolition, if any, which will be bid and completed prior to start of new construction.

                  F.       January 18, 1996 - Swing Space:
                           January 1, 1996 - 1,320 square
                           foot portion of Additional
                           space (1,320 sq.ft.):
                           February 19, 1996 - Balance
                           of Premises ("Balance"):                    Date when Tenant may
                                                                       commence cabling installation.

                  G.       January 24, 1996:                           Completed Swing Space
                                                                       available to Tenant.

                  H.       January 24, 1996 - Swing Space:
                           January 5, 1996 - 1,320 sq. ft.:
                           March 15, 1996 - Balance:                   Date when Tenant may begin to
                                                                       install computer and phone
                                                                       systems, move in workstations
                                                                       and other furniture and perform
                                                                       other preoccupancy activities in
                                                                       the Premises for a general office
                                                                       space, which in all events and
                                                                       notwithstanding anything to the
                                                                       contrary in this Additional Space
                                                                       Work Letter or the Lease, as
                                                                       modified by the Amendment,
                                                                       must be at least 7 calendar days
                                                                       before the space is required to be occupied.

                  I.-1     January 5, 1996:                            The 1,320 square foot portion of the
                                                                       additional Space identified on the Space
                                                                       Plan are to be Substantially Completed.

                  I.-2     March 15, 1996:                             The entire remaining portion of the Premises
                                                                       and the Tenant Improvements are Substantially
                                                                       Completed, subject to delay not past the
                                                                       Scheduled Commencement Date if the building
                                                                       permit is not issued within time specified
                                                                       in Article VIII.D  above after best efforts
                                                                       by Landlord.

                  J.     January 12, 1996 - 1,320 sq. ft.:
                         March 22, 1996 - Balance:                     Respective Scheduled Commencement Date(s)
                                                                       for the Premises.

                  K.     January 5, 1996 - 1,320 sq. ft.:
                          March 15, 1996 - Balance:                    Initial Punch List submitted by Tenant to
                                                                       Landlord, subject to I-2. Above.

                  L.     January 12, 1996 - 1,320 sq. ft.:
                         March 22, 1996 - Balance:                     Punch List Items completed by Landlord,
                                                                       subject to I-2. Above.

                  M.     January 12, 1996 - 1,320 sq. ft.:
                         March 22, 1996 - Balance:                     Tenant Improvements Completion Documents
                                                                       delivered to Tenant, subject to I-2. above.

                  N. Landlord covenants and agrees that the Base Building will be completed, including Punch List Items therefor, on or before the Scheduled Commencement Date for the Balance of the Premises. Tenant reserves the right to submit additional punch list items after occupancy and throughout the warranty period.


IX. Representatives.

                  Landlord appoints Jim Cunning ("Landlord Representative") to act for Landlord in all matters covered by this Additional Space Work Letter. Tenant appoints Derek McKelvey/Mike Bridge/Jeff Longstrom ("Tenant's Representatives") to act for Tenant in all matters covered by this Additional Space Work Letter. All inquiries, requests, instructions, authorizations and approvals with respect to the matters covered by this Additional Space Work Letter shall be made to Landlord's Representative or Tenant's Representative as applicable.

X. Landlord's Additional Obligations.

                  Landlord, at its sole cost, shall continuously coordinate the architectural, engineering, construction and design disciplines for the Base Building and for all aspects of the Tenant Improvements. Landlord shall have continuous on-site personnel supervise construction and report any delays to Tenant's Representative. Landlord shall cause Landlord's Representative to communicate with Tenant's Representative as to the Tenant Improvements. Landlord shall notify Tenant of any clarification required by the Contractor or the Architect in interpreting or implementing material provisions of the Space Plan or the Working Drawings and Specifications. To insure appropriate communication and coordination of the work, Landlord's Representative will review the space on a weekly basis from commencement to completion of the work, such review to include Contractor and Tenant's Representative. When either Landlord or Tenant deem it necessary, the parties will hold a status meeting, to include Architect, Contractor, Landlord's Representative and Tenant's Representative. Attendance by Architect at such status meetings shall be at Landlord's expense.

XI. Architect.

                  The Landlord shall cause the Architect to devote such time and effort as is required to properly and timely complete the Tenant Improvements in accordance with the Schedule.

XII. Contractor.

                  Tenant shall have the right to review the construction contract with Contractor to assure itself that provision of the construction contract are consistent with the terms and conditions of this Additional Space Work Letter. The construction contract shall always provide that Contractor agrees to make Tenant Change Orders without the imposition of general conditions or other overhead or surcharge for the first 10% (measured by the cost of the initial Construction Costs) in dollar value of the Tenant Change Orders but with a reasonable overhead for all Tenant Change Orders exceeding such 10% amount.

                            FIRST AMENDMENT TO LEASE

                  THIS FIRST AMENDMENT TO LEASE (this "Amendment") is made and entered into as of December 20, 1995, by and between LONDEN CENTER L.L.C., an Arizona limited liability company ("Landlord"), and TRG, INC., an Indiana corporation ("Tenant").

                                    RECITALS

                  This Amendment is made with respect to the following facts:

                  A. Landlord and Tenant have entered into that certain Office Lease with Addendum and exhibits, each dated December 19, 1994 (collectively, the "Lease"), pursuant to which Landlord is presently leasing to Tenant approximately 33,407 square feet of rentable area consisting of all of the 3rd floor of a building known as The Londen Center and located at 4343 East Camelback Road, Phoenix, Arizona (the "Building" as more particularly defined in the Lease).

                  B. The parties desire to amend the Lease to additionally provide for the leasing of approximately 1,320 square feet of rentable area on the 2nd floor of the Building and approximately 3,745 square feet of rentable area on the 2nd floor of the Building (collectively, the "Additional Space") as hereinafter provided.

                                    AMENDMENT

                  NOW, THEREFORE, in consideration of the Lease and the mutual promises and agreements set forth below, the parties hereby agree as follows:

                  1. Defined Terms. Except for those terms expressly defined in this Amendment, all initially capitalized terms used herein shall have the meanings set forth for such terms in the Lease.

                  2. Premises. The Lease is hereby amended as necessary to provide that the term "Premises" as used therein shall mean approximately 38,472 square feet of rentable area in the Building, consisting, collectively, of (a) the 3rd floor of the Building, as presently described in the Lease and as shown on Exhibit B of the Lease, containing a total of approximately 33,407 square feet of rentable area (the "Original Premises"); (b) that portion of the 2nd floor of the Building shown on Exhibit B-1 to this Amendment, containing approximately 1,320 square feet of rentable area; and (c) that portion of the 2nd floor of the Building shown on Exhibit B-2 to this amendment, containing 3,745 square feet of rentable area.

                  Upon the Additional Space Commencement Date (defined below) all of the provisions of the Lease shall cover and be applicable to the Additional Space except to the extent a provision contained in the Lease is specifically amended or in express conflict with a provision contained in this Amendment. Any ratio or percentage contained in the Lease and not expressly referenced herein shall be automatically adjusted to include the Additional Space from and after the Additional Space Commencement Date.

                  3. Scheduled Commencement Date. The Lease is hereby amended as necessary to provide that the term "Scheduled Commencement Date" as used therein shall mean March 22, 1996 with respect to the Additional Space, subject to earlier delivery on January 12, 1996 of the 1,320 square foot portion of the Additional Space shown on Exhibit B-1, as more particularly provided in a Work Letter with respect to the Additional Space and portions of the Original Premises (the "Additional Space Work Letter") attached as Exhibit C-1 to this Amendment.

                  4. Term. The Lease is hereby amended as necessary to provide that the Term of the Lease with respect to the Additional Space shall commence on the date ("Additional Space Commencement Date") which shall be the later of
(a) the Scheduled Commencement Date with respect to the "Balance" (as defined in Section VIII, F of the Additional Space Work Letter) of the Additional Space and
(b) the date of Substantial Completion of all of the Additional Space. The Term of the Lease for the entire Premises shall end on the Termination Date, it being the parties' intent that the Lease shall be coterminous for the entire Premises. The parties acknowledge and agree that the Termination Date under the Lease is May 31, 2001. The Lease is hereby further amended to provide that "Substantial Completion" with respect to the Additional Space shall have the same meaning as "Substantial Completion" with respect to the Original Premises, as set forth in
Section 2.1 of the Lease, except that the "Work Letter" is the Additional Space Work Letter. If the Term of the Lease for the Additional Space has not commenced on the third anniversary of this Amendment, this Amendment shall be of no further force or effect but without waiving any rights either party may have hereunder based on a failure to perform by the other party hereto. Tenant may enter and use any substantially completed portion of the Additional Space prior to the Scheduled Commencement Date or the Additional Space Commencement Date. Such use shall be without a rental charge but Tenant shall not interfere with Landlord's construction work and shall otherwise observe the provisions of the Lease.

                  5. Rental. The Lease is hereby amended as necessary to provide that, beginning on the Additional Space Commencement Date, the term "Annual Rent" as used therein shall mean (x) $15.10 per rentable square foot in the Original Premises multiplied by 33,407 rentable square feet in the Original Premises, plus (y) $19.00 per rentable square foot in the Additional Space multiplied by 5,065 rentable square feet in the Additional Space, plus (z) applicable rental taxes per Article 26 of the Lease. The Lease is hereby further amended as necessary to provide that the term "Monthly Installment of Annual Rent" as used therein shall mean, beginning on the Additional Space Commencement Date, the Annual Rent as amended by this Amendment divided by 12. Any Monthly Installment of Annual Rent shall be prorated if the Additional Space Commencement Date is other than the first day of a calendar month. It is the parties' intent that Annual Rent attributable to the Original Premises shall not be modified by reason of this Amendment. Notwithstanding the foregoing, the Annual Rent shall be reduced on a proportionate per rentable square foot basis for the remaining portion of the Premises (based on the applicable rental rate set forth above) in the event that Tenant exercises its cancellation rights contained in Paragraph 9 of this Amendment for all or a portion of the Additional Space.

                  6. Reimbursement for a Portion of Construction Expenses. Tenant shall pay to Landlord the actual cost of the tenant improvements built in the Remodeled Original Premises

(as defined in the Additional Space Work Letter) as hereinafter set forth within 20 days of Substantial Completion of the Additional Space. Although the transactions evidenced by the Lease require a turnkey premises by the Landlord, Tenant agrees to reimburse Landlord for the actual cost of the tenant improvements built in the Remodeled Original Premises pursuant to the Additional Space Work Letter and Space Plan, but in no event shall such reimbursement exceed $29,566.00 even if the actual tenant improvement costs are greater than $29,566.00.

                  7. Base Year. The Lease is hereby amended as necessary to provide that the term "Base Year (Direct Expenses)" and "Base Year (Taxes)" as used therein shall continue to mean calendar year 1995 with respect to the Original Premises and calendar year 1996 with respect to the Additional Space.

                  8. Building Share. The Lease is hereby amended as necessary to provide that the term "Tenant's Proportionate Share of Building" as used therein shall mean 35.50% (based on 108,380 rentable square feet in the Building) from and after the Additional Space Commencement Date.

                  9. Additional Space Cancellation Rights. The Lease is hereby amended as necessary to provide that Tenant shall also have the right to cancel the Lease with respect to (i) all of the Additional Space, or (ii) only the 1,320 square foot portion of the Additional Space shown on Exhibit B-1, or (iii) only the 3,745 square foot portion of the Additional Space shown on Exhibit B-2 on the same terms as contained in the Addendum to the Lease entitled "Cancellation Option," except that (i) the cancellation option contained in this Paragraph 9 of the Amendment may only be exercised for a termination date occurring after the second anniversary of the Additional Space Commencement Date if the termination is not for the entire Premises including the Original Premises, (ii) the Construction Costs and Tenant Improvements related to the Additional Space, or either portion thereof, shall be defined in Section I of the Additional Space Work Letter, provided Tenant shall receive a credit against the cancellation payment otherwise payable to Landlord in an amount equal to $7.50 per rentable square foot of the cancelled Additional Space, to evidence a stipulated amount of Construction Costs deemed necessary to bring the Additional Space to base building standards, and (iii) the actual brokerage commission shall not exceed $5.00 per rentable square foot of the cancelled Additional Space. Effective on the termination of the Lease for less than the entire Premises, the Annual Rent, Tenant's Proportionate Share of the Building and other ratios and percentages shall be proportionally reduced.

                  10. Original Premises Cancellation Rights. Landlord and Tenant hereby acknowledge that Tenant shall have the right to cancel the Lease for all or a portion of the Premises as follows: (i) on the terms as presently contained in the Addendum to the Lease entitled "Cancellation Option" with respect to the Original Premises and (ii) on the terms provided for under Paragraph 9 of this Amendment with respect to the Additional Space, provided, Tenant must simultaneously cancel the Lease for all of the Additional Space if it elects to cancel the Lease for the Original Premises.

                  11. Renewal Option. Landlord and Tenant agree that Tenant shall have the option, in its discretion, to exercise the renewal options contained in the Lease for either (x) just the Original Premises or (y) the Original Premises and all or portions of the Additional Space. In no event may Tenant exercise its renewal options for only the Additional Space. The renewal options shall be for the same term for the entire Premises for which the renewal option is exercised, it being the parties' intent that the renewal option(s) shall commence on the same date and terminate on the same date for the entire Premises.

                  12. Additional Parking. In addition to access cards and unreserved employee parking spaces presently required by the Lease, the Lease is hereby amended as necessary to provide that Landlord will proportionally increase the access cards and unreserved employee parking spaces based on the increased space.

                  13. Storage Space. The lease is hereby amended as necessary to provide that Landlord shall provide to Tenant 250 square feet of secured storage space within the Building's G-2 parking garage level (at the location delineated on Exhibit B-3) at no charge to Tenant commencing on the Additional Space Commencement Date.

                  14. Third Party Training. Tenant may permit portions of the Additional Space to be used as a training center for third party entities. No single third party may use the Additional Space as a training center for more than 14 consecutive days. Such use shall not unduly burden the parking in the Project.

                  15. First Right. The parties acknowledge that this Amendment fulfills the Landlord's obligations under the provision of the Lease entitled "First Right" with respect to the Additional Space. The "First Right" provisions of the Lease shall remain in full force and effect for all other portions of the Building subject thereto.

                  16. Broker Fees. Landlord shall pay any brokerage fee due to CB Commercial/Jerry Roberts by separate agreement.

                  17. Signage. All signage within the Building (including second floor signage and any other signage previously required by the Lease) shall be changed to "USA Group-TRG" at Landlord's expense prior to the Additional Space Commencement Date. Tenant may cause a similar change to occur at any time on the Project monument sign, but at its own expense.

                  18. No Additional Modifications. Except as modified hereby, the Lease has not been amended, and, as modified hereby, the Lease is in full force and effect and applicable to the Original Premises and Additional Space as provided above.

                  19. Counterpart. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

                                  LANDLORD:

                                  LONDEN CENTER L.L.C., an Arizona limited liability company


                                  By:      /s/ Jack Londen
                                      _________________________________________

                                  Its      Manager
                                      _________________________________________


                                  TENANT:

                                  TRG, INC., an Indiana corporation


                                  By:      /s/ Derek McKelvey
                                      _________________________________________

                                  Its      Vice President, Operations
                                      _________________________________________


State of Arizona

County of Maricopa


                  The foregoing instrument was acknowledge before me this 20th day of December, 1995, by Jack Londen, the Manager of Londen Center L.L.C., an Arizona limited liability company, on behalf of the company.

(Seal and Expiration Date)



                                                 /s/ Marce L. Boersma
                                        _______________________________________
                                        Notary Public

State of Arizona

County of Maricopa

                  The foregoing instrument was acknowledge before me this 20th day of December, 1995, by Derek McKelvey, the VP of Operations of TRG, Inc. an Indiana corporation, on behalf of the corporation.

(Seal and Expiration Date)

                                                      /s/ Patty K. Bigley
                                             __________________________________
                                             Notary Public

                                   Schedule 2
PROJECT SCHEDULE                                     Dec. 15, 1995
TRG, Inc.                                                     Page 1 of 1



A chart prepared by the Hostetler Corporation setting forth the work schedule for the completion of the Building, commencing with Review/Execute Lease Amendment in December through Project Completion Documents in March, as follows:

                                    Timing -
                                    Weeks of

Review/ Execute Lease Amendment                                 Dec. 4-18
Space Plan Approved                                             Dec. 4
1320 - Working Drawings & Specifications                        Dec. 11 (last half of week)  (1)
Balance of Working Drawings &
Specifications                                                  Last half of week, Dec. 11 through first half of week Jan.1
Cable 4th Floor Swing Space                                     Last half of week, Jan. 15 through first half of week, Jan. 22
Vacate 3rd Floor, Remodel Spaces                                Last half of week, Jan. 22 through first half of week, Jan. 29
1320 - City Submittal/Redlines/Permit                           Dec. 20/95
Balance of Space - City Submittal/
Redlines/Permit                                                 Last half of week, Jan. 1, through first half of week, Jan. 29,
                                                                Feb. 1, 1996
1320 - Review Bids                                              First half of week, Jan. 18
Balance of Space - Review Bids                                  Last half of week, Jan. 1 through first half of week, Jan.8
1320- Furniture Order through Delivery                          Dec. 18 through Jan. 1
Balance of Space - Furniture Order
through Delivery                                                Dec. 18 through first half of week, March 11
1320 - Construction                                             Last half of week, Dec. 18 through Jan. 5, 1996
Balance of Space Construction                                   Last half of week, Jan. 29, through March 15, 1996
1320 - Cabling                                                  Jan. 1 - 8
Balance of Space Cabling                                        Feb. 12; last half of week, March 4 through March 18
1320 - FF&E Install                                             Jan. 8
Balance of Space - FF&E Install                                 March 18
1320 - Punchlist Completion                                     Jan. 8
Balance of Space - Punchlist Completion                         March 18
1320 - Move-in & Project Completion
Documents                                                       Jan. 12. 1996
Balance of Space - Move-in and Project
Completion Documents                                            March 22, 1996


1. 1320 refers to that separate portion of additional space on Floor Two consisting of 1320 S.F.

                                   Exhibit B-1


A drawing of the second floor, showing 1320 square feet cross-hatched.

                                   Exhibit B-2


A drawing of the 2nd floor showing 3,745 square feet of rentable area cross-hatched.

                                   Exhibit B-3

A drawing showing Level Two of the Garage showing placement of fire extinguishers, fire exits and pull boxes.

                                  Exhibit B-4

A drawing of the third floor, completely cross-hatched.

                                   Exhibit B-5

A drawing of the fourth floor.

                                    Exhibit C


Consists of a drawing of the Assigned Premises showing assigned areas cross-hatched in addition to all applicable 2nd floor space pursuant to the first amendment of the Lease dated 12/20/95.

                                    Exhibit D

Consists of a drawing of the Retained Premises - cross-hatched areas retained on 2nd floor, pursuant to the first amendment of the Lease dated 12/2/95.